Exhibit 10.1

Amended and Restated Employment Agreement

This Amended and Restated Employment Agreement (the “Agreement”) is entered into in Israel on this 2 day of July, 2020, and is made by and between Ormat Technologies, Inc., a Delaware corporation with offices at 6140 Plumas Road, Reno, Navada (“Ormat Technologies”); Ormat Systems Ltd., an Israeli company and a wholly owned subsidiary of Ormat Technologies with offices at Szydlowki Road Yavne, Israel (“Ormat Systems”; Ormat Technologies and Ormat Systems shall be referred to together as the “Company”) and Doron Blachar, ID number 022932990, residing at 48 Menachem Begin street, Kiryat Ono. Israel (the “Executive”).

WHEREAS, Ormat Technologies, whose shares are traded on the New York Stock Exchange (“NYSE”), is engaged, directly and indirectly, in geothermal and recovered energy generation;

WHEREAS, the Executive has been employed as Ormat Systems’s Chief Finance Officer pursuant to an Employment Agreement, dated January 6, 2013, (the “First Employment Agreement”), providing for the Executive’s employment by Ormat Systems and setting forth the terms and conditions for such employment; and

WHEREAS, the Company wishes to appoint the Executive as its Chief Executive Officer and the Executive desires to serve as such on the terms and conditions hereinafter set forth;

WHEREAS, the Company and the Executive desire to amend and restate the First Employment Agreement in order to set forth the terms and conditions of the Executive’s continued employment as its CEO; and

WHEREAS, Ormat Technologies Board of Directors (the “Board”) has approved the engagement contemplated hereunder and the Compensation Committee of the Board has approved this Agreement;

NOW, THEREFORE, on the basis of the foregoing premises and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.	Positions and Duties

1.1

The Company hereby appoints the Executive, as of the Effective Date, defined below, to the position of Ormat Technologies and Ormat Systems Chief Executive Officer (the “Position”), which shall include all of the duties, authorities and responsibilities customarily exercised by an individual serving as the CEO of companies of the size and nature of the Company. The Executive shall report to the Board.

1.2

In addition, Executive may be required to serve as a director or officer of another company which is part of the company group (i.e. subsidiaries and affiliates of the Company) and during Executive’s employment hereunder, Executive shall have the authority, functions, duties and responsibilities, as from time to time may be stipulated by the Board and as otherwise required by applicable law; Executive shall not receive any additional compensation for serving in such additional positions or for fulfilling such other duties other than those amounts expressly set forth herein.

The parties hereto warrant and confirm that the Executive’s employment in the Position shall commence on July 1, 2020 (the “Effective Date”). The provisions of this Agreement shall apply to the parties as of the Effective Date. For avoidance of any doubt it is hereby clarified that the Executive’s employment has commenced on April 2, 2013 and is continued continuously according to this Agreement; accordingly, Executive’s seniority shall be calculated as of April 2, 2013.

1.3	The Executive represents that he has the requisite skills and knowledge to perform his duties, responsibilities and obligations under this Agreement.

1.4

In the event that the Executive discovers that he or to the best of his knowledge, a member of his immediate family, has, or might have at some point in the future, any direct or indirect personal interest in any of the Company's business, or a conflict of interest with his employment duties and functions, the Executive shall immediately inform the Board upon such discovery.

1.5	The Executive shall not receive any payment and/or benefit from any third party, directly or indirectly, in connection with his employment.

1.6

The Executive hereby undertakes to comply with all Company disciplinary regulations, work rules, policies, procedures and objectives, as in effect from time to time, including without limitation, the Company’s Code of Business Conduct and Ethics, Code of Ethics for Senior Executives, Anti Bribery and Anti-Corruption Policy, Prevention of Sexual Harassment Rules and Insider Trading Policy (the “Rules”).

1.7

The Executive shall perform his duties hereunder at Ormat Systems premises in Yavne. The Executive acknowledges and agrees that the performance of his duties hereunder may require significant domestic and international travel.

1.8

This Agreement is specific and personal and exclusively determines the Executive’s terms of employment and replaces the First Employment Agreement as of the Effective Date, other than with respect to: (a) the provisions relating to the applicability of Section 14 of the Severance Pay Law, 5723-1963; and (b) Appendix B - which will continue to be in effect.

2.	Company’s Representations

The Company represents and undertakes that it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. Prior to the Effective Date, the Company will perform all the necessary acts required under any applicable law, regulation (including stock exchange regulations or binding guidelines), material contract, or any of its charter documents, to fully execute this Agreement.

3.	Devotion of Time

3.1	During the term of this Agreement, and unless and until otherwise agreed, the Executive shall be employed on a full-time basis.

In addition, the performance of the Executive's responsibilities require work during over-time and unordinary hours, over and above the regular working hours and the Executive undertakes to work these hours in accordance with the Company’s needs and requirements.

Saturday (Shabbat) shall be the Executive’s official rest day.

3.2

It is agreed between the parties that the position the Executive holds within the Company is (i) a high senior position and (ii) requires a special measure of personal trust and loyalty. Accordingly, the Law of Working Hours and Rest, 5711-1951, and any other law amending or replacing such law, shall not apply to the employment of the Executive.

3.3

As of the Effective Date, the Executive shall devote all his business time, attention and efforts to the performance of his duties and responsibilities hereunder. The Executive shall perform his duties and responsibilities hereunder with expertise and in a professional and efficient manner.

3.4

As of the Effective Date, the Executive shall not engage in any other business activities, whether or not such activities are conducted outside of normal business hours and whether or not such activities are pursued for gain or profit, unless specifically approved by the Chairman of the Board in advance and in writing and the Chairman of the Board shall not withhold his approval other than for reasonable reasons. However, the foregoing shall not restrict the Executive from (i) serving as a director on other companies’ boards subject to receipt therefor of the required approval by the Chairman of the Board; and/or (ii) expending his personal time to manage his own investments so long as: (a) such activities are consistent with, and do not interfere with the performance of, his duties and responsibilities hereunder; (b) the Executive discloses to the Board any activity that may result in a conflict of interest with his duties; and (c) such activities do not result in breach of Executive’s undertakings as set forth in Appendix B.

4.	Term and Termination

4.1	This Agreement shall be effective as of the Effective Date, and shall continue for an undefined period (the “Term”).

4.2

The Company and/or the Executive may terminate this Agreement at any time by giving the other party a prior written notice of termination, of a period detailed in Annex A (the “Notice Period”). In the event that Executive’s employment is terminated by the Company without “Cause”, or he resigns within two (2) months before, or twelve months following, the consummation of a “Change of Control” (as defined below), Executive shall be entitled to an extension of his Notice Period from six months to twelve months.

4.3

Upon termination of Executive’s employment for any reason, subject however to the terms of Section 14 of the Severance Pay Law, Executive shall be entitled to receive Appropriate letters addressed to the pension fund, provident fund, the insurer of the managers' insurance fund and the Education Fund regarding the termination of his employment with the Company in a manner that will enable the Executive to receive from the aforesaid funds, the amounts and/or rights which he is entitled to receive from them following the termination of his employment with the Company (including the remuneration components and the aggregate severance payment amounts accumulated in the funds together with linkage differentials and earnings on such contributions).

4.4

In the event of termination of Executive’s employment for any reason, other than for Cause, which occurs prior to July 1, 2022, Executive shall be entitled to a special adjustment payment in the amount detailed in Annex A, which shall be paid in a lump sum on the next regular payroll date immediately following the termination date (the “Adjustment Payment”);

4.5

Upon termination of Executive’s employment for any reason, other than for Cause, Executive shall be entitled to a payment in an amount equal to the difference between (i) the product of Executive’s last Monthly Salary by the term of his employment; and (ii) the sums accumulated under his pension fund and/or manager insurance on account of his severance pay, including any profits and differentials.

4.6

Without derogating from the provisions of Section 4.2 above, the Executive undertakes to continue working in the Company during the Notice Period, in any event of termination, and cooperate with Company in the integration of the person or persons who will assume the Executive’s position and responsibilities, unless the Board waives the requirement of the Executive’s services during such time. In the event that the Board notifies the Executive of such waiver, the Company shall (unless the Executive was terminated for Cause) continue to pay Executive the Monthly Salary (as defined below) and all other benefits payable to the Executive during such applicable Notice Period as if Executive continued to work during such period. For avoidance of doubt, other than if Executive was terminated for Cause, employer-employee relations shall continue in full force and affect until the end of the Notice Period.

4.7

Notwithstanding the above, the Company shall have the right to immediately terminate this Agreement in the event of “Cause”; For the purpose of this Agreement, “Cause” shall mean - (i) any of the reasons mentioned in Sections 16-17 of the Israel Severance Pay Law,5723-1963; (ii) non-appealable conviction for any felony involving moral turpitude or affecting the Company or its affiliates (including a plea of guilty or no contest); (iii) non-appealable conviction for the embezzlement of the Company’s or its affiliates funds or an attempt to do so; (iv) malicious conduct by Executive which constitutes gross misconduct or gross neglect of his duties to the Company or its affiliates, as well as any other breach of Executive‘s fiduciary duties to the Company or its affiliates; and (v) material and fundamental breach of any material term of this Agreement, provided however, that such breach was not cured (if capable of being cured) by Executive within 14 days following receipt of a written notice thereof.

Should the termination of employment be for Cause, the Company shall not be required to pay the Executive the Notice Period, the Adjustment Payment, or the payment under Section 4.5 above.

4.8

Upon the termination of employment, the Executive shall return to the Company all equipment belonging to it in good and working form (including without limitation, leased car, laptop, computer and cellular phone etc.), including all documents and information in the Executive’s possession or control or that were provided to the Executive and which belong to the Company or to any customer or supplier of the Company, whether in physical, magnetic, digital form or media, related in any manner, directly or indirectly, to the Company, even if same were created by the Executive, and any copies thereof.

5.	Salary

5.1	During the Term, the Company shall pay the Executive a monthly gross salary in a total amount detailed in Annex A (the “Monthly Salary”).

5.2

The Monthly Salary shall be paid on the 1st day of each following month in accordance with ORMAT Systems and Ormat Technologies, as applicable, normal payroll procedures but no later than the 9th day of each month.

6.	Additional Benefits

6.1	Annual Bonus –

6.1.1

For each full fiscal year, during the term of this Agreement, Executive shall be entitled to receive an annual cash bonus in a target amount of 12 Monthly Salaries, 75% of the bonus shall be based upon achievement of quantitative objectives and 25% of the bonus shall be based upon achievement of qualitative objectives determined with respect to each year by the Board together with the Executive (the “Annual Bonus”); all in accordance with, and subject to, the Company’s discretion, as shall be in effect from time to time, and subject to applicable law. To the extent the Executive shall have met the qualitative and quantitative objectives for any fiscal year, the actual amount of the Annual Bonus shall be determined by the Compensation Committee (the “Compensation Committee”) and the Board, in its sole discretion, subject to any and all approvals required under any applicable law.

6.1.2	The Annual Bonus shall be paid within 45 days of approval of the Company’s annual financial statements by the Board.

6.1.3

For the avoidance of any doubt it is hereby clarified that the Annual Bonus shall not constitute a part of the Monthly Salary for any purpose whatsoever, including for the purpose of the calculation of the Executive’s severance pay, to the extent such payment is applicable.

6.1.4

In the event of termination of employment, for any reason, subject however to the terms of the Company’s Clawback Policy, Executive shall be entitled to receive any unpaid Annual Bonus in respect of any completed fiscal year that has ended on or prior to the date of termination, such amount to be paid in accordance with Section 6.1.2 above, but in any event not later than March 15th of the fiscal year following such completed fiscal year.

6.1.5

In the event of termination of employment, for any reason, other than for Cause during any fiscal year, Executive shall be entitled to receive a pro rata portion of the Annual Bonus (to which he would otherwise be entitled had he been employed throughout that full fiscal year) based on the number of months during which he was actually employed in such fiscal year. The bonus will be calculated based on the Executive’s and Company’s relative performance of their respective objectives during the applicable periods until the end of the employment relationship. Payment of such portion of the Annual Bonus shall be made in accordance with Section 6.1.2 above, but in any event no later than March 15th of the fiscal year following the fiscal year for which such bonus is paid.

Targets and payment for 2020 will be based on 50% as CFO/President and 50% as CEO as shall be determined by the Compensation Committee.

6.2	Equity Awards –

6.2.1

On the Effective Date, Executive shall be granted equity awards with a total target grant date fair value of US$ 1,500,000 (one million and a half million), 50% of which will be granted in the form of SARs, 25% PSUs and 25% RSUs pursuant to the terms of the Ormat Technologies, Inc. 2018 Incentive Compensation Plan (as amended from time to time) or any successor equity incentive plan (the "Plan").

6.2.2

In addition, as of 2021, Executive shall be entitled to participate in and receive grants of additional equity awards under the Plan, as shall be determined by the Compensation Committee and/or the Board, at their sole discretion, in accordance with the Company’s general policy for equity awards to its executive officers and subject to the receipt of the Company’s corporate approvals required by law.

6.2.3

In the event of termination of the Executive’s employment due to death (god forbid), all equity grants which are RSUs or PSUs granted to the Executive shall be accelerated and will become fully vested and exercisable (or payable or settled) as of the termination date, with any performance-based equity awards vesting based on target level of performance. For avoidance of any doubt, to the Extent that the Company changes its general policy for its executive officers with respect to acceleration of equity due to death, and such change is beneficial for the Executive, such change shall also apply to the Executive.

6.2.4

Each and any equity grant provided to the Executive shall be subject to and be in accordance with the Plan, the required approvals of the Company’s authorized organs and the signing of all the relevant documents. Any interpretation of this Agreement will be made in accordance with the Plan, and in the event there is any contradiction between the provisions of this Agreement and the Plan, the provisions of the Plan will prevail.

6.3	Pension Insurance –

6.3.1

As of the Effective Date, the Company shall continue to insure the Executive under a pension fund and/or managers’ insurance and/or provident fund and/or a combination of several types of such arrangements (the “Pension Arrangement”), according to the Executive’s selection regarding the pension product as well as the pension provider. For avoidance of any doubt, it is hereby clarified that in any event the Company’s overall contributions will not be made from an amount exceeding the Executives’ Monthly Salary.

The presentage of the contributions to the pension fund and/or managers’ insurance and/or provident fund shall be in the rate as detailed in Annex A.

6.3.2

The Company and the Executive agree and acknowledge that the Company’s contribution towards the pension fund and/or managers insurance and/or provident fund as set forth in this Section, are and shall continue to be in lieu of severance payments to which the Executive (or his beneficiaries) is otherwise entitled to with respect to the Monthly Salary upon which such contributions were made and for the period in which they were made, pursuant to Section 14 of the Severance Pay Law, 5723-1963 and the General Approval of the Minister of Labor and Welfare, which is attached hereto as Annex C.

6.3.3

The Company hereby forfeits any right it may have for reimbursement of sums paid by the Company to pension fund and/or managers insurance and/or provident fund, except: (i) in the event that the Executive withdraws such sums from the pension fund and/or managers insurance and/or provident fund, other than in the event of death, disability or retirement at the age of 60 or more; or (ii) upon the occurrence of any of the events provided for in Sections 16 and 17 of the Severance Pay Law, 5723-1963.

6.3.4

The Executive’s contributions shall be deducted by the Company from the Executive’s Monthly Salary (as it may be from time to time) and shall be transferred by the Company to the Executive's pension fund and/or managers’ insurance and/or provident fund. By signing this Agreement, the Executive herby irrevocably authorizes the Company to perform such a deduction from the Executive's Monthly Salary.

6.4	The Executive shall receive additional benefits as detailed in Annex A.

6.5

Annual Vacation: The Executive shall be entitled to paid annual vacation days as detailed in Annex A, for each year of employment with the Company. The Executive shall use each year at least 7 consecutive days (5 vacation days + Friday-Saturday). The Executive shall be entitled to accumulate vacation days up the amount detailed in Annex A. The Company shall be entitled to set uniform dates for vacation for all or part of its Executives, with respect to all or any part of the vacation days, as it shall deem fit.

6.6

Sick Leave & Recreation pay: The Executive shall be entitled to sick leave (commencing the first day of sickness) according to any applicable law and recreation pay (“dmei havra’ah”) of 10 days per year.

6.7

Company Car: The Company shall provide the Executive with a leased car for work related purposes and reasonable personal use, the car shall be a Volvo or Audi, including SUV (the ”Car”), or a similar car, with an equivalent monthly cost to the Company. The Company shall bear the costs and expenses related to the use of the Car, including toll roads, gas and insurance. However, the Executive shall solely bear all tickets, fines and penalties. Any and all such amounts shall be regarded as a fixed and agreed debt of the Executive to the Company. The Company shall be entitled to deduct such amounts from any and all amounts due to the Executive, and the Executive agrees and undertakes to promptly sign any and all documents enabling the Company to make such deduction. Tax liability incurred in connection with the car usage shall be borne by the Executive.

Receipt of the Car, as aforesaid, is in lieu of payment by the Company of the Executive’s traveling costs to and from the Company.

6.8	Cellular Phone and Internet connection:

6.8.1

The Company shall provide the Executive with a cellular phone and cover all the expenses with regard to the use and maintenance of such cellular phone in performing Executive’s obligations under this Agreement and his personal use.

6.8.2	The Company will pay for installation of an internet line in Executive’s home, and pay the monthly cost of such line.

6.9	Education Fund: The Executive shall be entitled to Education Fund as detailed in Annex A.

6.10

Additional benefits – In addition Executive shall be entitled to the same benefits that are provided to all of the Company’s employees and/or executives in Israel which may include health and welfare benefits, medical insurance, travel and relocation (including family-related expenses, such as tuition and commuting) and life and medical insurance and benefits (including executive’s family).

6.11	Indemnification:

6.11.1

Ormat Technologies will provide the Executive with an indemnification agreement, substantially in the form provided from time to time to all of its executive officers, but however not less favorable than the indemnification agreement attached hereto as Annex D, other than any changes that may be required pursuant to applicable law.

6.11.2

An officers’ liability insurance policy (or policies) shall be kept in place, during the Term and thereafter until the seventh anniversary of the date of termination, providing coverage to Employee that is no less favorable to Employee in any respect than the coverage then being provided to any other present or former senior executive of the Company.

7.	Change in Control

In the event that within 2 (two) months prior to or 12 (twelve) months following the occurrence of a “Change of Control”, Executive’s employment is terminated by the Company other than for “Cause” as such term is defined in this Agreement or Executive resigns for a “Good Reason” (as defined below), Executive shall be entitled to acceleration of all of Executive then outstanding equity awards, with any performance-based equity awards vesting based on their target level of performance.

“Good Reason” shall mean, for the purpose of this Section 7, (i) a material reduction in salary or diminution of Executive’s Annual Bonus target; (ii) material diminution in authority, responsibilities or duties of Executive, as in effect immediately prior to his resignation; and (iii) relocation of Executive outside of Israel, without Executive’s consent.

“Change of Control” shall mean, for the purpose of this Section 7 and Section 4.2 - the consummation of any of the following events, in a single transaction or in a series of related transactions: (i) the acquisition of the Company by another person(s) or entity by means of a merger, reorganization, consolidation, or similar event in which such person(s) will hold, immediately after such acquisition, more than 50% of the outstanding voting power of the Company, the acquiring, resulting or surviving corporation; or (ii) the sale of all or substantially all of the assets of the Company (on a consolidated basis) to another entity (except an entity that is one of the Company’s subsidiaries or affiliates or affiliated with any of the Company’s then-current principal stockholders). The term “Change of Control” excludes any transaction or series of related transactions that are part of an internal voluntary reorganization and/or restructuring of the Company and/or its subsidiaries and affiliates that does not involve the acquisition of control by a third party not affiliated with the Company, its subsidiaries and affiliates, such as a change in the state of incorporation of the Company and/or acquisition by the Company of its own shares from any person.

8.	Tax Withholding

For avoidance of doubt, all payments and benefits under this Agreement are gross amounts. Any tax consequences arising from the grant or exercise of any option or right or from any payment made to the Executive under this Agreement or any other event or act, whether on the Executive’s part or the Company’s part, shall be borne solely by the Executive. The Company retains the right to deduct by way of withholding the applicable taxes and similar payments that the Executive is required to pay under any applicable law from any Monthly Salary and/or from all other payments and/or benefits granted to the Executive under this Agreement.

9.	Non-Disclosure, Competitive Activity and Ownership of Inventions and Non- Disparagement

9.1

The provisions of the Non-Disclosure, Competitive Activity and Ownership of Inventions executed by the Executive and attached as Appendix B to the first employment agreement, attached hereto shall remain in full force and effect.

9.2

Executive will refrain from making negative or disparaging remarks about the Company.  Executive will not provide information or issue statements regarding the Company, or take any other action, that would cause the Company embarrassment or humiliation or otherwise cause or contribute to them being held in disrepute. Nothing in this Agreement shall be deemed to preclude Executive from providing truthful testimony or information pursuant to subpoena, court order, or similar legal process, or from providing truthful information to government or regulatory agencies.

10.	Company Equipment

10.1

The e-mail provided to the Executive by the Company for his employment is a professional e-mail, designated to be used by the Executive only for the purpose of performing his work in the Company and the Executive is required to use it only for professional purposes.

10.2

In order to guard the Company's confidential information and prevent impairments, computer viruses and transfer of illegal information and/or software and/or copyright infringement and/or destruction to computer web traffic and/or damages to Company's communication and/or Company's reputation and/or any other damages to the Company's business and/or its ongoing business and its customers' relations and in order to verify that the use of the Company's computer systems is being done for work purposes and conducted in accordance with the applicable Company's policies, and in order to prevent the Company's exposure to any damage due to unauthorized use of Company's computer network and communication system; It is hereby clarified, that the Company monitors any and all information stored in the Company computers including professional e-mail and/or any information transferred through the Company's computer and communication networks. Furthermore, the Company performs various backups of all information transferred through the Company's computer network systems.

10.3

Monitoring shall be performed at all times without prior notice and by various means. Monitoring can be done either by technological means, with regard to traffic volume and content traffic or by human resources, to the extent necessary where it is being suspected that the Company's policies were breached and/or where there is a need to locate information for ongoing work purposes, need to attend technical malfunctions and/or any other need required for professional and business needs, subject to applicable law.

10.4

The Company reserves the right to take control of the computer means provided to the Executive in order to perform his work at all times and without prior notice, and to block any access to it, in order to protect the Company's rights, attending technical malfunctions and for any other professional and/or business purposes.

10.5

For avoidance of any inconvenience and to assure professional usage of the Company's computers, including the electronic e-mail systems, the web, the Company's communication means and the professional e-mail provided to the Executive in order to perform his work; the Executive shall refrain from transferring and/or saving any personal information which the Executive does not wish exposed in his professional e-mail and/or in any other computerized means provided to him by the Company in order to perform his work.

10.6

The Executive understands and free willingly acknowledges that the Company, as an organization which its work is conducted via computer means, is thus obligated, in order to guard proper management of its business, to execute all the means outlined in this Agreement. The Executive undertakes the restrictions derived from the means outlined in this Agreement and in Company's policies.

10.7

Nothing herein, diminishes from the Executive's right to open personal e-mail for himself without using Company's computer means. Such personal e-mail shall not be subject to the Company's monitoring and controlling means compelling all traffic that passes through the Company's computers.

10.8

The Executive is aware of and agrees that the Company is entitled to put the information transferred in its computers and communication networks to any use, for the purpose of protecting its rights, at any and all time, without prior notice, subject to applicable law.

11.	Clawback

The incentive compensation under this Agreement shall be subject to the Company’s Clawback Policy, which is attached to this Agreement as Annex E.

12.	Notice; Addresses

12.1	The addresses of the parties for purposes of this Agreement shall be the addresses first written above, or any other address which shall be provided by due notice.

12.2

All notices in connection with this Agreement shall be sent by registered mail or delivered by hand to the addresses set forth above, and shall be deemed to have been delivered to the other party at the earlier of the following two dates: if sent by registered mail, as aforesaid, 3 (three) business days from the date of mailing; if delivered by hand, upon actual delivery or proof of delivery at the address of the addressee (in the event of a refusal to accept it). Delivery by cable, telex, facsimile or other electronic communication shall be sufficient and be deemed to have occurred upon electronic confirmation of receipt.

13.	Miscellaneous

13.1

The Executive represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) will not constitute a default under or conflict with any agreement or other instrument to which he/she is or was a party or by which he/she is bound, and (ii) does not require the consent of any person or entity.

13.2	The preamble to this Agreement constitutes an integral part hereof.

13.3	Headings are included for reference purposes only and are not to be used in interpreting this Agreement.

13.4	This Agreement is a personal employment agreement and therefore no collective bargaining agreements whatsoever shall apply with respect to the relationship between the parties hereto.

13.5

No failure, delay of forbearance of either party in exercising any power or right hereunder shall in any way restrict or diminish such party's rights and powers under this Agreement, or operate as a waiver of any breach or nonperformance by either party of any terms or conditions hereof.

13.6	Any determination of the invalidity or unenforceability of any provision of the Agreement shall not affect the remaining provisions hereof.

13.7

This Agreement, including any annexes thereto, constitutes the entire understanding and agreement between the parties hereto, supersedes any and all prior discussions, agreements and correspondence with regard to the subject matter hereof, subject to section 1.8 above and may not be amended, modified or supplemented in any respect, except by a subsequent writing executed by both parties hereto.

13.8

This Agreement including all annexes thereto constitutes an “Employee notice” as to employment terms, as required under the Notice to the Employee and to the Job Candidate (Employment Conditions and Screening and Hiring Processes) Law, 5762-2002.

13.9	Nothing contained in this Agreement shall derogate from any rights to which the Executive is entitled under any law, extension order or general bargaining agreement.

13.10

It is hereby agreed between the parties that this Agreement shall be governed by and construed according to the laws of the State of Israel. Any dispute arising under or relating to this Agreement or any transactions contemplated herein shall be resolved by the courts of Tel Aviv, and each of the parties hereby submits irrevocably to the exclusive jurisdiction of such venue.

IN WITNESS WHEREOF, the parties have executed this Personal Employment Agreement as of the date first above written.

ORMAT TECHNOLOGIES, INC.

By:

Name: Ravit Barniv

ORMAT SYSTEMS LTD.

By:

Name: Ravit Barniv

EXECUTIVE:

Doron Blachar

By:

ANNEX A

1.	Period of Prior Written Notice	6 months;
2.	Adjustment Payment:	An amount equal to 6 times the Executive’s then Monthly Salary together with an amount equal to the cost of all benefits (for avoidance of doubt, such amount shall not include any bonuses or vesting).
3.	Monthly Salary:

Shall be NIS135,000 and shall be paid as follows: (i) US$7,700 shall be paid by Ormat Technologies; and (ii) the remaining amount shall be paid by Ormat Systems in NIS, based on the applicable US$ to NIS exchange rate at the time of each such payment.

The Monthly Salary shall be updated in accordance with the changes in the Israeli cost of living index as follows: Base index is the index known on the Effective Date. Adjustments will be done monthly. If there is a reduction in the index, the salary will not be reduced, but no increases will be granted until the index reaches the level prior to the reduction.

4.	Pension Insurance:

(i) Remunerations – Out of the Monthly Salary, the following percentages shall be contributed to the remuneration component:

The Company shall contribute 6.5% to the remuneration component, and deduct the Executive’s contribution in the rate of 6% for this purpose.

It is hereby clarified that the Company's contributions to the remuneration component to managers’ insurance and/or provident fund, shall include a contribution of 5% for the remuneration component as well as payment for acquiring loss of ability to work insurance to insure 75% of the Monthly Salary. Notwithstanding, in the event that in order to acquire the aforementioned loss of ability to work insurance, the Company shall be required to increase the percentage of its contributions, in such case the Company's contributions shall be increased up to 7.5% of the Monthly Salary. For the avoidance of any doubt, it is hereby clarified that (i) the Company's contributions percentages to the remuneration component for managers’ insurance and/or provident fund shall not be lower than 5% of the Monthly Salary, and (ii) the total amount of the Company's contributions, including loss of ability to work insurance shall not be higher than 7.5% of the Monthly Salary and (iii) in the event that the cost of the loss of ability to work insurance shall be lower than 1.5% of the Monthly Salary, the remainder shall be contributed to the pension savings component for the benefit of the Executive, as detailed above.

Severance Pay – The Company shall contribute each month an amount equal to 8.33% of the Monthly Salary to the component of Severance Pay.

5.	Contributions for Education Fund:

The Company shall contribute 7.5% of the Monthly Salary up to the maximum recognized ceiling for exempt form income tax under applicable tax laws, as shall be in effect from time to time to an Education Fund and the Executive shall contribute 2.5% of the Monthly Salary up to the maximum recognized ceiling for exempt form income tax under applicable tax laws, as shall be in effect from time to time to such Education Fund. The Executive hereby instructs the Company to deduct such amounts from the Monthly Salary and to transfer such amounts to the Education Fund.

The Education Fund (with regard to amounts contributed by the Company) shall be transferred to the Executive, subject to any applicable law, upon the termination of the Executive’s employment.

6.	Annual Vacation Days: Maximum accumulated vacation days:	24 days 50 days
7.	Reimbursement of expenses and Annual Checkup:

Reimbursement of business expenses will be done in accordance with the Company's procedures.

The Company will cover an annual checkup at a medical center (Seker Refui) (but not any additional tests or treatment).

Annex B – 2018 Incentive Compensation Plan (including Annex A thereto)

And Stock Option Agreements

ORMAT TECHNOLOGIES, INC.
2018 INCENTIVE COMPENSATION PLAN

1.	Purpose of Plan

The purpose of the Ormat Technologies, Inc. 2018 Incentive Compensation Plan (as amended from time to time, the “Plan”) is to assist Ormat Technologies, Inc. and its Subsidiaries (the “Corporation”) in attracting, retaining and motivating Eligible Individuals (as defined below) by making it possible to offer them compensation for their contributions to the Corporation, to encourage them to acquire a proprietary interest in the Corporation, to incentivize them to join or continue in the service of the Corporation and to increase their efforts for its welfare.

2.	Definitions

As used in the Plan, the following words have the following meanings for purposes of the Plan, any Award Agreement and any standardized terms and conditions that may be adopted from time to time by the Committee:

(a)     “Award” means an award or grant made to a Participant pursuant to the Plan, including, without limitation, an award or grant of an Option, Stock Appreciation Right, Restricted Stock, Stock Units, Phantom Stock, Other Stock-Based Awards, Incentive Bonuses, Performance Awards, dividend equivalents or any combination of such types of Awards.

(b)     “Award Agreement” means any written or electronic document by which each Award by the Corporation under the Plan is evidenced.

(c)      “Board” means the Board of Directors of the Corporation.

(d)     “Cause” means, unless otherwise defined in an Award Agreement, (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude; (ii) conduct that results in or is reasonably likely to result in, harm to the reputation or business of the Corporation; (iii) the Grantee’s material violation of any Firm policy concerning confidential information, conflict of interest, trading, anti-corruption or bribery, or workplace conduct or (iv)] the failure or refusal by the Participant to perform his or her normal duties (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), which has not ceased within ten (10) days after a demand for substantial performance is delivered to the Participant by the Corporation, which demand identifies the manner in which the Corporation believes that the Participant has not performed such duties; provided, however, if a Participant is a party to an employment or service agreement with the Corporation, “Cause” shall have the meaning set forth in such agreement. The Committee, in its sole and absolute discretion, shall determine whether a Participant has been discharged for Cause.

(e)      “Change in Control” means, unless otherwise defined in an Award Agreement (subject to the last paragraph of this definition), (i) if any "person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation's then outstanding securities, provided, that the acquisition of additional securities by any person or group that owns more than 50% of the voting power prior to such acquisition of additional securities shall not be a Change in Control; or (ii) during any twelve-month period, individuals who at the beginning of such period constitute the Board of Directors and any new directors whose election by the Board of Directors or nomination for election by the Corporation's stockholders was approved by at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Corporation is not affected and following which the Corporation's chief executive officer and directors retain their positions with the Corporation (and constitute at least a majority of the Board of Directors) and such merger or consolidation is consummated; or (iv) the stockholders of the Corporation approve an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets and such sale or disposition is consummated.

To the extent any provision of the Plan or an Award Agreement would cause a payment of deferred compensation that is subject to Section 409A to be made upon the occurrence of a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in ownership”, “change in effective control” or “change in ownership of a substantial portion of the Corporation’s assets” within the meaning of Section 409A. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change in Control.

Notwithstanding anything to the contrary, any definition of Change in Control in an Award Agreement may not provide that a Change in Control will occur upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction of a transaction (rather than its consummation), and/or an unapproved change in less than a majority of the Board, and/or acquisition of a 15% or less of outstanding Common Stock; and/or announcement or commencement of a tender or exchange offer.

(f)      “Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

(g)      “Committee” means the Compensation Committee of the Board of Directors or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (iii) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the shares of Common Stock are traded, to the extent required by such rules.

(h)     “Common Stock” means the common stock of the Corporation, par value $.001.

(i)       “Director” means mean a member of the Board who is not an employee of the Corporation.

(j)      “Effective Date” means the date specified in Section 21 of the Plan.

(k)     “Eligible Individuals” means officers, directors, or employees (including prospective directors or employees) of the Corporation, and consultants or others who may provide services to the Corporation.

(l)       “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)    “Fair Market Value” means with respect to shares of Common Stock as of any date, (i) the closing price of the shares of Common Stock as reported on the principal U.S. national securities exchange on which the shares of Common Stock are listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported; (ii) if the shares of Common Stock are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the shares of Common Stock reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the shares of Common Stock are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the shares of Common Stock as determined by the Committee in its sole discretion. The Fair Market Value of any property other than shares of Common Stock shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(n)     “Grant Committee” means the Committee, excluding those members of the Committee who are not at the time of the grant of the Award “Non-Employee Directors” as defined in Rule 16b-3(b)(3)(i) under the Exchange Act, for purposes of Section 16 of the Exchange Act and the rules under the Exchange Act.

(o)     “Incentive Bonus” means an Award of a right to receive cash or shares of Common Stock, whether or not subject to performance goals and performance periods.

(p)     “Incentive Stock Option” means an Option to purchase shares of Common Stock which is intended to qualify as an incentive stock option as defined in Code Section 422.

(q)     “Nonqualified Stock Option” means an Option to purchase shares of Common Stock which is not intended to qualify as an incentive stock option as defined in Code Section 422.

(r)      “Option” means an Award of the right to purchase a specified number of shares of Common Stock at a specified price for a specified period. Two types of Options may be awarded under the Plan: (i) Incentive Stock Options; and (ii) Nonqualified Stock Options.

(s)      “Participant” means an Eligible Individual to whom one or more Awards have been granted that have not all been forfeited or terminated under the Plan.

(t)      “Performance Award” means an Award granted pursuant to Section 11 of the Plan.

(u)     “Phantom Stock” means an Award of a right to receive an amount in cash equal to the Fair Market Value of a share of Common Stock at a specified date.

(v)     “Plan” has the meaning set forth in the Preamble.

(w)     “Prior Plan” means the Ormat Technologies, Inc. 2012 Incentive Compensation Plan, as amended and restated.

(x)     “Restricted Stock” means an Award of shares of Common Stock that is subject to restrictions on transfer for a specified period.

(y)     “Retirement” means, unless otherwise defined in an Award Agreement, Separation from Service upon attainment of the applicable retirement age in those countries in which the law determines the retirement age and age 65 in other countries.

(z)      “Section 409A” means Section 409A of the Code.

(aa)   “Separation from Service” has the meaning set forth in Code Section 409A.

(bb)   “Stock Appreciation Right” or “SAR” means an Award of a right to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess (if any) of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right Award.

(cc)    “Stock Unit” means an Award of the right to receive a fixed number of shares of Common Stock at a future date.

(dd)   “Subsidiary” means any (i) corporation or entity, other than the Corporation, in an unbroken chain of corporations or other entities beginning with the Corporation if each of the corporations, or other entities other than the last corporation or entity in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain and (ii) any corporation or other entity in which the Corporation has a significant equity interest and which the Committee has determined to be a Subsidiary for purposes of the Plan, except that with respect to Incentive Stock Options, “Subsidiary” means “subsidiary corporation” as defined in Code Section 424(f).

(ee)    “Substitute Awards” shall mean Awards granted or shares of Common Stock issued by the Corporation in assumption of, or in substitution or exchange for, awards previously granted, in each case by a company acquired by the Corporation or any Subsidiary or with which the Corporation or any Subsidiary combines.

3.	Administration of Plan

The Plan will be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Eligible Individuals to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of shares of Common Stock (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property; (vi) determine whether, to what extent, and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award made under the Plan shall be accelerated or deferred; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have  dividend equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Corporation and any Participant.

The Committee may adopt its own rules of procedure, and the action of a majority of the Committee members (or the Grant Committee, as the case may be), taken at a meeting, or taken without a meeting by unanimous written consent of the members of the Committee or otherwise in accordance with the Committee’s charter and the Corporation’s bylaws, will constitute action by the Committee.

To the extent not inconsistent with applicable law, including Section 16 of the Exchange Act, or the rules and regulations of the principal U.S. national securities exchange on which the shares of Common Stock are traded, the Committee may (i) delegate to  a committee of one or more directors of the Corporation any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) authorize one or more executive officers to do one or more of the following with respect to Eligible Individuals who are not Directors or executive officers of the Corporation (A) designate Eligible Individuals to be recipients of Awards, (B) determine the number of shares of Common Stock subject to such Awards to be received by such Eligible Individuals and (C) cancel or suspend Awards to such Eligible Individuals; provided that (x) any resolution of the Committee authorizing such officer(s) must specify the total number of shares of Common Stock subject to Awards that such officer(s) may so award and (y) the Committee may not authorize any officer to designate himself or herself as the recipient of an Award.

In no event shall dividends or dividend equivalents be paid with respect to Options or Stock Appreciation Rights. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied.

4.	Awards

Awards may be made from time to time under the Plan to such Eligible Individuals and in such form and having such terms, conditions and limitations as the Committee or the Grant Committee may determine. Awards may be granted singly, in combination or in tandem. The amount of each Award granted under the Plan and the terms, conditions and limitations of each such Award will be set forth in writing on a form approved by the Committee (or the Grant Committee, as the case may be), consistent, however, with the terms and conditions of the Plan. The provisions of Awards need not be the same with respect to each Participant. In case of any discrepancy between the terms in any Award and the Plan, the Plan will govern.

5.	Awards of Options

The terms and conditions with respect to each Award of Options under the Plan will be consistent with the following:

(a)     Option Price. The Option price per share will not be less than the Fair Market Value per share of Common Stock at the date of grant (or the day following if the Corporation’s earnings results are released on the date of grant), unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Corporation as a result of merger, consolidation, acquisition or other corporate transaction involving the Corporation (in which case the assumption or substitution shall be accomplished in a manner that permits the Option to be exempt from Code Section 409A).

(b)     Incentive Stock Options. Awards of Incentive Stock Options will be granted only to employees.

(c)     Exercise Period. The exercise of an Award may be conditioned upon completion of all or a part of a vesting schedule specified in the Award and/or the satisfaction of performance or other criteria as specified in the Award. The Award will be exercisable, in whole or in part, from time to time beginning as stated in the Award and ending at the expiration of ten years from the date of grant of the Award, unless an earlier expiration date will be stated in the Award or the Option expires because of the exercise of a tandem SAR, whether granted under this Plan or another Plan of the Corporation. An Option Award Agreement may provide that in the event that on the last business day of the term of an Option (other than an Incentive Stock Option) (i) the exercise of the Option is prohibited by applicable law or (ii) shares of Common Stock may not be purchased or sold by certain employees or directors of the Corporation due to the “black-out period” of a Corporation policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Corporation, the term of the Option shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

(d)     Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable, whether granted under this Plan or another Plan of the Corporation, for the first time by any Participant during any calendar year exceeds $100,000, such Options will be treated as Nonqualified Stock Options. This subclause (d) will be applied by taking Options into account in the order in which they were granted. For purposes of this subclause (d), the Fair Market Value of any share of Common Stock will be determined at the time of the Award. If this subclause (d) results in a portion of an Incentive Stock Option exceeding the $100,000 limitation, only such excess will be treated as a Nonqualified Stock Option. In addition, any person who owns (or is deemed to own pursuant to Code Section 424(d)) stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any of its affiliates shall not be granted an Incentive Stock Option unless the exercise price is at least 110% of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

(e)     Payment for Shares of Common Stock. Payment in full of the Option price must be made upon exercise of each Option and may be made (i) in cash, (ii) to the extent provided in the Award, by the delivery (either actual delivery or by attestation procedures established by the Corporation) of shares of Common Stock with a Fair Market Value determined as of the date of exercise equal to the Option price, (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of the Option with a Fair Market Value equal to the aggregate exercise price at the time of exercise or (iv) in a combination of any of the foregoing. The Committee may also permit Participants, either on a selective or aggregate basis, simultaneously to exercise Options and to sell the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement, approved in advance by the Committee and to use the proceeds from such sale as payment of the purchase price of such shares of Common Stock subject to the Option.

(f)     Substitute Options. Notwithstanding anything to the contrary herein, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with Code Section 424(a) and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provision) as those contained in the previously issued option being replaced thereby.

(g)     Repricing. Repricing of Options and SARs shall not be permitted. For this purpose, a “repricing” means any of the following (or any action that has the same effect as any of the following): (A) changing the terms of an Option or SAR to lower its exercise price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; (C) canceling an Option or SAR at a time when its price is less than the Fair Market Value of the underlying stock in exchange for another Option, SAR or other equity award; and (D) repurchasing for cash an Option or SAR at a time when its price is less than the Fair Market Value of the underlying stock, unless the change, other action or cancellation, exchange or repurchase occurs in connection with an event set forth in Section 18.

(h)   No Reloads. No Options granted under the Plan shall contain any provision entitling a Participant to the automatic grant of additional Options in connection with the exercise of the original Option.

6.	Awards of Stock Appreciation Rights (SARs)

The terms and conditions with respect to each Award of SARs under the Plan will be consistent with the following:

(a)     Awards of SARs. The grant price of a SAR will not be less than the Fair Market Value of the Common Stock on the date the SAR is granted, unless the SAR was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Corporation as a result of a merger, consolidation, acquisition or other corporate transaction involving the Corporation (in which case the assumption or substitution shall be accomplished in a manner that permits the SAR to be exempt from Code Section 409A). SARs may be (i) freestanding SARs or (ii) tandem SARs granted in conjunction with an Option, either at the time of grant of the Option or at a later date, and exercisable at the Participant’s election instead of all or part of the related Option. To the extent an Option is exercised in whole or in part, any tandem SAR granted in conjunction with such Option (or part thereof) shall terminate and cease to be exercisable. To the extent a tandem SAR is exercised in whole or in part, the Option (or part thereof) in conjunction with which such tandem SAR was granted shall terminate and cease to be exercisable. The payment to which the Participant is entitled on exercise of a SAR may be in cash, in Common Stock valued at Fair Market Value on the date of exercise or partly in cash and partly in Stock, as provided in the Award or, in the absence of such provision as the Committee may determine. A SAR shall have such vesting and other provisions as set forth in the Award consistent with the terms of the Plan, provided that no SAR may be exercised more than 10 years from the date of grant.

(b)     Payment. When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will be paid in accordance with the terms of the Award an amount in cash or in shares of Common Stock valued at Fair Market Value on the date of exercise or a combination thereof.

(c)   No Reloads. No SARs granted under the Plan shall contain any provision entitling a Participant to the automatic grant of additional SARs in connection with the exercise of the original SAR.

7.	Awards of Restricted Stock

The terms and conditions with respect to each Award of Restricted Stock under the Plan will be consistent with the following:

(a)     Terms. The Award may specify a vesting schedule and performance or other criteria for each Award. The Restricted Stock will be forfeited to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, except as otherwise provided in the Plan or the Award.

(b)     Book-Entry Accounts. Restricted Stock will be held in book-entry accounts subject to the direction of the Corporation (or if the Corporation elects, certificates may be issued in the Participant’s name but delivered to and held by the Corporation). Any dividends that may be paid in cash or otherwise on the Restricted Stock will be delivered to and held by the Corporation on the book-entry accounts or reinvested in Restricted Stock, at the discretion of the Committee, so long as the Restricted Stock remains subject to the restrictions of the vesting schedule and/or specified performance or other criteria.

(c)     Payment. When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will have the right to direct the transfer of such Restricted Stock. In addition, the book-entry accounts will reflect that the Restricted Stock has been released. Certificates will be issued for the Restricted Stock (as Common Stock) and any dividends held by the Corporation will also be delivered to the Participant. The Participant may be paid interest on the amount of cash dividends so delivered computed at the same rate and in the same manner as interest is credited from time to time on the Corporation’s corporate cash balances, as determined by the Committee.

8.	Awards of Stock Units

The terms and conditions with respect to each Award of Stock Units under the Plan will be consistent with the following:

(a)     Terms. The Award entitles the Participant to receive at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Common Stock at the end of a specified period. The Award may specify a vesting schedule and performance or other criteria for each Award. No payment will be made under the Award to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, except as otherwise provided in the Plan or the Award. Stock Units containing performance criteria, or other restrictions, including but not limited to the continued employment or service of the Participant with the Corporation during a period set forth in the Award, may be designated as “Restricted Stock Units”.

(b)     Payment. Stock Units will be credited to an account to be maintained on behalf of the Participant. When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will be paid in accordance with the terms of the Award in shares of Common Stock, valued at Fair Market Value on the date of settlement, or cash. The earned portion of an Award may be paid currently or on a deferred basis and may be credited with interest or an earnings equivalent as specified in the Award or as determined by the Committee.

9.	Awards of Phantom Stock

The terms and conditions with respect to each Award of Phantom Stock under the Plan will be consistent with the following:

(a)     Terms. The Award may specify a vesting schedule and performance or other criteria for each Award. No payment will be made under the Award to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, except as otherwise provided in the Plan or the Award.

(b)     Payment. Phantom Stock will be credited to an account to be maintained on behalf of the Participant. When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will be paid in accordance with the terms of the Award an amount in cash equal to the Fair Market Value of such Phantom Stock at such time. The earned portion of an Award may be paid currently or on a deferred basis and may be credited with interest or an earnings equivalent as specified in the Award or as determined by the Committee.

10.	Awards of Incentive Bonuses

The terms and conditions with respect to each Award of an Incentive Bonus under the Plan will be consistent with the following:

(a)     Terms. Incentive Bonuses will be credited to an account to be maintained on behalf of the Participant. The Award may specify a vesting schedule and performance or other criteria for each Award. No payment will be made under the Award to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, except as otherwise provided in the Plan or the Award.

(b)     Payment. When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will be paid in accordance with the terms of the Award an amount in cash or in shares of Common Stock (or Restricted Stock) valued at Fair Market Value. The earned portion of an Award may be paid currently or on a deferred basis and may be credited with interest or an earnings equivalent as specified in the Award or as determined by the Committee.

11.	Performance Awards

The terms and conditions with respect to each Performance Award will be consistent with the following:

(a)     Description of Performance Award. The Committee or the Grant Committee (and in the case of Awards to directors or officers subject to Section 16 of the Exchange Act, only the Grant Committee) may, from time to time, make Awards under this Section 11 of the Plan of Restricted Stock, Stock Units, Other Stock-Based Awards, Phantom Stock, and Incentive Bonus Awards (“Performance Awards”) to Participants in such form and having such terms, conditions and limitations as the Committee or the Grant Committee, as the case may be, may determine. Performance Awards may be granted singly, in combination or in tandem.

(b)     Performance Goals. Pursuant to this Section 11 of the Plan, for each Award of Restricted Stock, Stock Units, Phantom Stock and Incentive Bonus Awards, the Committee or the Grant Committee, as the case may be, will establish, in writing, a performance period, applicable performance goals and the performance objectives to be used in determining whether and to what extent Performance Awards will be deemed to be earned. The performance goals will be based on one or more objective or subjective performance criteria selected by the Committee or the Grant Committee, as the case may be, to measure the performance of the Corporation as a whole, and/or or any Subsidiary, business unit or individual objectives. Such performance goals and performance objectives also may be based solely on the Corporation’s performance or based on the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies.

(c)     Payment. Performance Awards will be paid according to payment rules provided under each type of Award. Unless otherwise provided in the applicable Award, a Participant must be employed by the Corporation on the last day of a performance period to be eligible for payment in respect of a Performance Award for such performance period.

12.	Dividend Equivalents

Any Awards (other than Awards of Options, SARs and Restricted Stock) under the Plan may, in the discretion of the Committee, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such Award had such covered shares of Common Stock been issued and outstanding on such dividend record date. The Committee will establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment and payment contingencies of such dividend equivalents, as it deems are appropriate or necessary. Notwithstanding any other provision of the Plan to the contrary, dividend equivalents shall not be paid with respect to any forfeitable Awards but may be accumulated and only be paid upon payment of the vested and earned Awards.

13.	Other Stock-Based Awards

The Committee may grant other Awards under the Plan pursuant to which shares of Common Stock are or may be acquired in the future. Such Other Stock-Based Awards may be granted alone, in addition to or in tandem with any Award of any type granted under the Plan and must be consistent with the purpose of the Plan.

14.	Effect of Separation from Service

(a)     Separation from Service Upon Death or Retirement and Exercise of Award. If a Participant incurs a Separation from Service by reason of death or because of Retirement and the Participant (or a permitted transferee) holds an outstanding Award, such Participant will immediately forfeit any portion of the Award which has not yet vested, unless otherwise provided in the terms of the Award. The portion of the Award that has not yet been exercised, if applicable, may be exercised from and after the date of the death or date of Retirement of the Participant for a period of one year (or until the expiration date specified in the Award if earlier) and only to the extent the Participant (or a permitted transferee) was entitled to exercise the Award at the time of the death or Retirement, unless otherwise provided in the terms of the Award, provided that an Incentive Stock Option must be exercised no later than the expiration date set forth in the Award or, if earlier, three months after Separation from Service.

(b)     Separation from Service For Any Other Reason and Exercise of Award. If a Participant incurs a Separation from Service before the end of a vesting schedule for any reason other than death or Retirement, such Participant will immediately forfeit any portion of the Award which has not yet vested, unless otherwise provided in the terms of the Award. The portion of the Award that has not yet been exercised, if applicable, may be exercised only within three months after the Separation from Service (or until the expiration date specified in the Award if earlier) and only to the extent the Participant (or a permitted transferee) was entitled to exercise the Award at the time of the Separation from Service, unless otherwise provided in the terms of the Award, provided that an Incentive Stock Option must be exercised no later than the expiration date set forth in the Award or, if earlier, three months after Separation from Service.

(c)     Six-Month Wait for Specified Employees. To the extent that any Award is subject to the rules of Code Section 409A and is to be paid out as a result of a Separation from Service, and to the extent that the Participant is deemed to be a “specified employee” (as that term is defined in Code Section 409A and pursuant to procedures established by the Corporation) on the Separation from Service date, then, notwithstanding any other provision in this Plan or any Award to the contrary, such payment will not be made to the Participant during the six-month period immediately following his or her Separation from Service date. Instead, on the first day of the seventh month following such Separation from Service date, all amounts that otherwise would have been paid to the Participant during that six-month period, but were not due to this Section 14(c), will be paid to the Participant at such time in a single lump sum (without any interest with respect to that six-month period). This six-month delay will cease to be applicable if the Participant separates from service due to death or if he or she dies before the six-month period has elapsed.

15.	Shares Issuable and Reserved

 (a)  Subject to adjustment as provided in Section 18, a total of 5,000,000 shares of Common Stock shall be authorized for Awards granted under the Plan, less one (1) share for every one (1) share that was subject to an option or stock appreciation right granted after December 31, 2017 under any Prior Plan and three shares of Common Stock for every one (1) share that was subject to an award other than an option or stock appreciation right granted after December 31, 2017 under any Prior Plan. Any shares of Common Stock that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one (1) share of Common Stock for every one (1) share granted, and any shares of Common Stock that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as three (3) shares of Common Stock for every one (1) share granted.  After the effective date of the Plan, no further awards may be granted under any Prior Plan.

(b)           If (i) any shares of Common Stock subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after December 31, 2017 any shares of Common Stock subject to an award under any Prior Plan are forfeited, an award under any Prior Plan expires or is settled for cash (in whole or in part), then in each such case the shares of Common Stock subject to such Award or award under any Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, be added to the shares of Common Stock available for Awards under the Plan, in accordance with Section 15(d) below. Notwithstanding anything to the contrary contained herein, the following shares of Common Stock shall not be added to the shares of Common Stock authorized for grant under paragraph (a) of this Section: (i) shares of Common Stock tendered by the Participant or withheld by the Corporation in payment of the purchase price of an Option or, after December 31, 2017, an option under any Prior Plan, (ii) shares of Common Stock tendered by the Participant or withheld by the Corporation to satisfy any tax withholding obligation with respect to  Awards or, after December 31, 2017, awards under any Prior Plan, (iii) shares of Common Stock subject to a Stock Appreciation Right or, after December 31, 2017, a stock appreciation right under any Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares of Common Stock reacquired by the Corporation on the open market or otherwise using cash proceeds from the exercise of Options or, after December 31, 2017, options under any Prior Plan.

(c)           Substitute Awards shall not reduce the shares of Common Stock authorized for grant under the Plan, nor shall shares of Common Stock subject to a Substitute Award be added to the shares of Common Stock available for Awards under the Plan as provided in Section 15(b) above. Additionally, in the event that a company acquired by the Corporation or with which the Corporation combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan (and shares of Common Stock subject to such Awards shall not be added to the shares of Common Stock available for Awards under the Plan as provided in Section 15(b) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Eligible Individuals prior to such acquisition or combination.

(d)           Any shares of Common Stock that again become available for Awards under the Plan pursuant to this Section shall be added as (i) one (1) share for every one (1) share subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under any Prior Plan, and (ii) as three (3) shares of Common Stock for every one (1) share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under any Prior Plan.

(e)           The maximum number of Shares subject to Awards granted during a single fiscal year to any non-employee Director, taken together with any cash fees paid during the fiscal year to the non-employee Director in respect of the Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The independent members of Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee Director receiving such additional compensation does not participate in the decision to award such compensation.

16.	Limitations and Conditions

(a)     Maximum Period. No Awards will be made under the Plan after January 31, 2028, but the terms of Awards granted on or before the expiration date may extend beyond such expiration date. At the time an Award is granted or amended or the terms or conditions of an Award are changed, the Committee may provide for limitations or conditions on such Award.

 (b)     Transferability. No Award or portion of the Award will be transferable by a Participant otherwise than by will or by the laws of descent and distribution, except that a Nonqualified Stock Option and tandem SAR may be transferred pursuant to a domestic relations order or by gift to a family member of the holder to the extent permitted in the applicable Award. A tandem SAR may never be transferred except to the transferee of the related Option. During the lifetime of the Participant, an Award will be exercisable only by the Participant unless a Nonqualified Stock Option has been transferred to a family member of the holder, in which case it will be exercisable only by such transferee. For the purpose of this provision, a “family member” has the meaning set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act of 1933.

 (c)     No Rights as Shareholder. No person who receives an Award under the Plan which includes shares of Common Stock or the right to acquire shares of Common Stock (which may include shares of Restricted Stock pursuant to Section 7 of the Plan) will have any rights of a stockholder: (i) as to shares of Common Stock under Option until, after proper exercise of the Option, such shares of Common Stock have been recorded on the Corporation’s official stockholder records as having been issued or transferred; (ii) as to shares of Common Stock to be delivered following exercise of a SAR until, after proper exercise of the SAR and determination by the Committee to make payment for the SAR in shares of Common Stock, such shares of Common Stock will have been recorded on the Corporation’s official stockholder records as having been issued or transferred; or (iii) as to shares of Common Stock included in Awards of Restricted Stock, Stock Units, other Stock-Based Awards or Incentive Bonuses, until such shares of Common Stock will have been recorded on the Corporation’s official stockholder records as having been issued or transferred, except for any dividend equivalent rights provided in Section 12 of the Plan.

(f)     The Corporation’s Obligations. The Corporation will not be obligated to deliver any shares of Common Stock until they have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding shares of Common Stock at the time are listed or until there has been compliance with such laws or regulations as the Corporation may deem applicable. The Corporation will use its best efforts to effect such listing and compliance. No fractional shares of Common Stock will be delivered.

(g)     No Rights to Continue Status. Nothing contained in the Plan will affect the right of the Corporation to cause the Participant to incur a Separation from Service at any time or for any reason.

(h)     ERISA. Notwithstanding any language in the Plan to the contrary, no deferral will be permitted under the Plan if it will result in the Plan becoming an “employee benefit plan” under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan is not intended to constitute an employee benefit plan subject to ERISA.

(i)      Clawback.  An Award agreement may provide that the Committee may cancel such Award if the participant has engaged in or engages in activity that is in conflict with or adverse to the interest of the Corporation while employed by or providing services to the Corporation or any subsidiary, including fraud or conduct contributing to any financial restatements or irregularities. The Committee may also provide in an Award agreement that in such event, the participant will forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of such Award, the sale or other transfer of such Award, or the sale of shares of Common Stock acquired in respect of such Award, and must promptly repay such amounts to the Corporation.  The Committee may also provide in an Award agreement that if the participant receives any amount in excess of what the participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the participant shall be required to promptly repay any such excess amount to the Corporation.  Furthermore, to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of NYSE or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Corporation, Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements..

(j)      Compliance with Laws. Notwithstanding anything contained herein to the contrary, the Corporation shall not be required to sell, issue or deliver shares of Common Stock hereunder or thereunder if the sale, issuance or delivery thereof would constitute a violation by the Participant or the Corporation of any provision of any law or regulation of any governmental authority (including the Securities Act of 1933, as amended) or any national securities exchange; and as a condition of any sale or issuance the Corporation may require such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any such law or regulation, including but not limited to Code Section 409A.

(k)  Unfunded Status of the Plan. The Plan is intended to constitute an unfunded and unsecured plan for incentive compensation. With respect to any payments not yet made to a Participant by the Corporation, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the shares of Common Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

(l)  Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Corporation or any Subsidiary, division or business unit of the Corporation or a Subsidiary. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Corporation or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary (or as may be required by the terms of such plan).

        (m)          Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required pursuant to law or the applicable requirements of any stock exchange; and such arrangements may be either generally applicable or applicable only in specific cases.

        (n)           Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction or any governmental regulatory agency, or impermissible under the rules of any securities exchange on which the shares of Common Stock are listed, such unlawfulness, invalidity, unenforceability or impermissibility shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or impermissible, then such unlawfulness, invalidity or impermissibility shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or impermissible and the maximum payment or benefit that would not be unlawful, invalid or impermissible shall be made or provided under the Plan.

(o)     Forfeiture Events. Any Award held by a Participant whose Separation from Service is due to a discharge for Cause shall be forfeited. The Committee may specify in an Award that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, forfeiture or recoupment upon the occurrence of certain other events (in addition to applicable vesting conditions of an Award). Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award or otherwise applicable to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Corporation.

(p)      Acceleration of Exercisability and Vesting. The Committee, or the Grant Committee, as applicable, shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest. For the sake of clarity, the Committee, or the Grant Committee, may provide in the applicable Award Agreement that part and/or all of the Award shall be accelerated upon the occurrence of certain pre-determined events and/or conditions, such as a Change in Control.

(q)    Governing Law. The law of the State of New York shall govern all questions concerning the construction, validity and interpretation of the Plan.

17.	Transfers and Leaves of Absence

For purposes of the Plan: (a) a transfer of a Participant’s employment, transfer as a director or transfer as an independent contractor without an intervening period from the Corporation  to a Subsidiary or another entity in which the Corporation owns, directly or indirectly, an equity interest or vice versa, or from one Subsidiary or another entity in which the Corporation owns, directly or indirectly, an equity interest to another, or vice versa, will not be deemed a Separation from Service and such Participant will be deemed to remain in the employ of the Corporation, to remain a director of the Corporation or to remain an independent contractor of the Corporation, and (b) a Participant who is granted in writing a leave of absence will be deemed to have remained in the employ of the Corporation, remained as a director of the Corporation, or remained as an independent contractor to the Corporation. Notwithstanding the foregoing, to the extent that an Award is subject to the rules of Code Section 409A and such award is payable upon a Separation from Service, then, except as otherwise provided by the Committee in the applicable Award, a Separation from Service will be deemed to have occurred with respect to a Participant when such Participant incurs a “separation from service” as that term is defined in Code Section 409A. For this purpose, the Corporation is making an election under Treasury Regulation § 1.409A-1(h)(3) such that a “separation from service” will not be deemed to occur to the extent that the Corporation owns, directly or indirectly, an equity interest (or vice versa) of at least 20% in such Subsidiary or other entity to which the Participant is transferred (as determined pursuant to Code Sections 414(b), 414(c), and 1563(a), and Treasury Regulation § 1.414(c)-2)).

18.	Corporate Changes, Divestitures and Plan Termination

(a)     Corporate Changes. If there is a merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the Committee shall make such equitable adjustments and take such actions as applicable under the circumstances. Such equitable adjustments as they relate to outstanding Awards shall be required to ensure that the intrinsic value of each outstanding Award immediately after any of the adjustments in, or affecting the shares of Common Stock, is equal to the intrinsic value of each outstanding Award immediately prior to any of the adjustments. Such adjustments and actions shall include, as applicable, changes in: (i) the aggregate number of shares of Common Stock subject to the Plan and the number of shares of Common Stock that may be made subject to Awards to any individual Participant as well as the aggregate number of shares of Common Stock that may be made subject to any type of Award; (ii) the number and kind of shares of Common Stock that are subject to any Option (including any Option outstanding after Separation from Service) and the Option price per share without any change in the aggregate Option price to be paid for the Option upon exercise of the Option; (iii) the number and kind of SARs granted or that may be granted under the Plan; (iv) the number and kind of shares of outstanding Restricted Stock; (v) the number and kind of shares of Common Stock covered by Stock Units, Performance Awards, Other Stock-Based Awards or Phantom Stock; and (vi) the number of outstanding dividend equivalents, as the Committee will deem appropriate in the circumstances. The determination by the Committee as to the terms of any such adjustments will be final, conclusive and binding.

(b)     Divestitures. In the case of a Participant whose principal employer is a Subsidiary, he or she serves as a director on a Subsidiary’s board of directors or he or she provides services to a Subsidiary as an independent contractor, then such Participant will be deemed to have incurred a Separation from Service for purposes of Awards as of the date on which such Subsidiary ceases to be a Subsidiary (the “Divestiture Date”) and, except to the extent otherwise determined by the Committee and set forth in the applicable Award, with respect to Awards held by such Participant, the vesting schedule will be deemed satisfied as of the Divestiture Date, but only as to that portion of such Award as is equivalent to the portion of the vesting schedule applicable to the Award that has been satisfied as of the Divestiture Date without regard to this Section 18(b); as of the Divestiture Date, the portion of the Award as to which the vesting schedule is deemed satisfied pursuant to this Section 18(b) will become nonforfeitable and the other portion of the Award as to which the vesting schedule has not been satisfied will be forfeited. Payments under Awards, if any, will be determined in accordance with the provisions of Section 14 of the Plan. Notwithstanding the foregoing, to the extent that an Award is subject to the rules of Code Section 409A, then, except as otherwise provided by the Committee in the applicable Award, the Award shall not become payable on the Divestiture Date unless the divestiture of the applicable Subsidiary separately satisfies the definition of a “change in control event” (as defined in Treasury Regulation § 1.409A-3(i)(5)(i), and as set forth in Treasury Regulation § 1.409A-3(i)(5)(v)- (vii), applying the default rules and percentages set forth in such regulation) with respect to that Subsidiary.

19.	Amendment and Termination

(a)     Amendment. The Board of Directors has the power to amend the Plan, including the power to change the amount of the aggregate Fair Market Value of the shares of Common Stock subject to Incentive Stock Options first exercisable in any calendar year under Section 5 of the Plan to the extent provided in Code Section 422, or any successor Code provision. The Board of Directors will not, however, except as otherwise provided in the Plan, without approval of the stockholders of the Corporation, change the class of Eligible Individuals, nor increase the maximum number of shares of Common Stock authorized for the Plan, nor reduce the basis upon which the minimum Option price is determined, nor extend the period within which Awards under the Plan may be granted, nor provide for an Option or SAR that is exercisable more than ten years from the date it is granted except if the Participant dies, nor amend Section 5(g). The Board of Directors will have no power to change the terms of any Award previously granted under the Plan so as to impair the rights of a Participant without the consent of the Participant whose rights would be affected by such change except to the extent, if any, provided in the Plan or in the Award or except to the extent that the Board of Directors determines that such amendment is desirable or appropriate to comply with the requirements of Code Section 409A.

(b)     Termination. The Board of Directors may suspend or terminate the Plan at any time. No such suspension or termination will affect Awards then outstanding

(c)     Successor Corporations. The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Corporation.

20.	Foreign Participants

In order to facilitate the making of any Award under the Plan, the Committee may provide for such special terms for Awards to Eligible Individuals who are nationals and/or tax residents of a jurisdiction other than the United States of America, or who are employed outside the United States of America, including without limitation The State of Israel, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom of a jurisdiction outside of the United States of America.

21.	Withholding Taxes

The Corporation shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of shares of Common Stock or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Corporation or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to a Participant (or Permitted Assignee) such withholding taxes as may be required by law, or to otherwise require the Participant (or Permitted Assignee) to pay such withholding taxes. If the Participant (or Permitted Assignee) shall fail to make such tax payments as are required, the Corporation or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant (or Permitted Assignee) or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants (or Permitted Assignee) to satisfy such obligation for the payment of such taxes by tendering previously acquired shares of Common Stock (either actually or by attestation, valued at their then Fair Market Value), or by directing the Corporation to retain shares of Common Stock (up to the minimum required tax withholding rate for the Participant (or Permitted Assignee) or such other rate as permitted by the Committee that will not cause an adverse accounting or tax consequence or cost) otherwise deliverable in connection with the Award.

22.	Indemnity

No member of the board of directors of the Corporation or the Committee or any employee of the Firm (each such person, a “Covered Person”) shall have any liability to any person (including any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board and any person to whom the Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Corporation from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Corporation an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Corporation’s Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

23.	Effective Date

The Plan will be effective at January 31, 2018, provided any awards hereunder shall be conditional upon approval of the stockholders of the Corporation of this Plan  at a duly called meeting for that purpose.

ORMAT TECHNOLGIES INC. (the "Company")

2018- INCENTIVE COMPENSATION PLAN

ANNEX A

TAX WITHOLDING FOR ISRAELI EMPLOYEES

Tax Withholding For Israeli Employees - The provisions specified hereunder shall apply only to Eligible Individuals who are residents of the state of Israel or those who are deemed to be residents of the state of Israel for the payment of tax (such persons, “Israeli Participants”), from the date of the grant and until the last Exercise date. All defined terms terms shall have the meaning ascribed to them in the Plan, unless the context requires otherwise.

(i)      For the purposes of this Annex A, the following terms shall have the following meanings:

●	“Affiliate” means any “employing company” within the meaning of Section 102(a) of the Ordinance.

●	“Approved 102 Award” means an Award granted pursuant to Section 102(b) of the Ordinance and/or additional rights issued with respect thereto, including, but not limited to, bonus shares, and held in trust by a Trustee for the benefit of the Employee.

●	"Award" shall have the meaning ascribed to it in the Plan; provided, however, that for the purposes of Sections 102 or 3(i) of the Ordinance, Awards shall not be settled in cash.

●	"Award Agreement" shall have the meaning ascribed to it in the Plan; provided, however, that for the purposes of Section 102 of the Ordinance, an electronic acceptance may be used only pursuant to a tax ruling to be obtained, if so required by applicable law.

●	“Capital Gain Award" (or "CGA)” means an Approved 102 Award elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(3) of the Ordinance.

●	“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

●	“Employee” means a person who is employed by the Company or an Affiliate, including an individual who is serving as a director or an office holder, but excluding any Controlling Shareholder, all as determined in Section 102 of the Ordinance.

●	“ITA” means the Israeli Tax Authority.

●	“Ordinary Income Award"("OIA") means an Approved 102 Award elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

●	“Ordinance” means the Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

●	“Rules” means the Israeli Income Tax Rules (Tax Relief in Issuance of Shares to Employees) 2003.

●	“Section 102” means Section 102 of the Ordinance and any regulations, Rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

●	“Trustee” means any individual or trust company appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

●	“Unapproved 102 Award” means an Award granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

(ii)     Any tax liability, of any kind due to the Plan, or resulting from it (including, without derogating from the aforementioned, income tax, capital gains tax, social security, surtax and health tax), and any other obligatory payment applicable as a result of the grant of the right, its exercise and Employee's receipt of Common Stock as a result of such exercise or the sale of underlying Common Stock (the "Common Stocks”), will be fully borne by the Employee.

(iii)    The Company recommends that Employee consults with professional advisors and consider the tax implications, including the result of the application of Section 102, of the grant of the right, of its exercise and of the receipt of any Shares.

(iv)    Despite of anything to the contrary in the Plan, with respect to any Approved 102 Award, subject to the provisions of Section 102, an Employee shall not sell, release, assign, transfer or give as collateral or any right with respect to them given to any third party whatsoever (collectively “Transfer”) from trust any Share received upon the exercise of an Approved 102 and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Minimal Restriction Period (as defined below) required under Section 102. Notwithstanding the above, if any such sale or other Transfer occurs during the Minimal Restriction Period, the sanctions under Section 102 shall apply to and shall be borne solely by such Employee.

(v)     In accordance with the provisions of Section 102, the Trustee will hold the right in trust for the benefit of the Employee until the right is exercised, if at all (or until the termination of the exercise period, to the extent the right remains unexercised, as applicable).  Consequently, the Trustee will hold the right and/or the shares of Common Stock (including any stock dividend or shares of Common Stock derived from issuance of rights exercised during the right’s exercise period) in trust for the benefit of the Employee for the period set forth in Section 102 and the Rules. Such period is on the date of adoption of this Plan at least (i) in the case of a CGA, 24 months from the date on which the right is granted and deposited with the Trustee; or (ii) in the case of an OIA-, 12 months from the date on which the Right is granted and deposited with the Trustee (the “Minimal Restriction Period”), and will not transfer the right and the shares of Common Stock to the Employee prior to the full payment of the applicable taxes.  Transfer of the shares of Common Stock from the Trustee to the Employee or their sale by the Trustee prior to the lapse of the Minimal Restriction Period, might involve tax implications (which the Employee should consider prior to taking any such action).

(vi)    The Company was engaged with the Trustee with respect to the Awards, rights and Common Stocks (the “Trust Agreement”) and the provisions of the Trust Agreement will apply and obligate any Employee who receives rights under the Plan.  The main provisions of the Trust Agreement are: (i) the Company will not grant Awards and rights to its Employees but will grant them to the Trustee who will hold them for at least the Minimal Restriction Period; (ii) during the Minimal Restriction Period, the Awards, rights and Common Stocks will not be transferable; and (iii) after termination of the Minimal Restriction Period, the Employee will be entitled to demand that the Trustee transfer the Common Stocks to the Employee’s name, provided either: (A) the tax applicable to the Employee under Section 102 has been paid and the Trustee holds a confirmation for the payment issued by the ITA; or (B) the Trustee has transferred to the ITA the appropriate percentage amount (determined in accordance with the applicable tax rate) of the consideration received by it for the sale of the Common Stocks, on account of the applicable tax.  The Plan and the Trust Agreement will apply to any stock dividends and/or rights granted to the Employee, mutatis mutandis.

(vii)   The Company has undertaken not to grant and Awards and rights to Employees under Section 102, unless it received a confirmation from the Employee that the Employee undertakes vis-a-vis the ITA not to exercise the Awards and rights prior to the termination of the Minimal Restriction Period (unless he or she pays all applicable tax).

(viii)  The transfer of the Common Stocks from the Trustee to the Employee or their sale by the Trustee for the benefit of the Employee, all in accordance with the Employee’s order, is possible and may be done in accordance and under the rules, conditions and arrangements to be agreed between the Company and the Trustee and in accordance and subject to applicable law and arrangements (if existing) with the tax authorities.

(ix)    The provisions of Section 102 will apply to the Awards and rights to be granted to the Employees, (i.e., grant to and deposit with the Trustee for the benefit of the Employee), in the capital gain tax route.  Any tax liability to the Employee will occur upon the earlier of the time the Common Stocks will be transferred from the Trustee to the Employee or sold by the Trustee, without any tax event occurring on the date of grant of the Award.

(x)     In accordance with Section 12(c)(ix) above, and since the Company has chosen the capital gains tax route, as specified in Section 102, any income resulting from the realization of the benefit by the Employee will be deemed as a capital gain and will be taxed on the date of the tax event at the applicable tax rate of 25%, excluding the portion of the income equaling the difference between the exercise price of the Award, if applicable, and the average price of the Common Stock during the 30 trading days prior to the date of grant, which will be deemed as working income and will be subject to income tax, according to the rate applicable to the Employee, and social security tax and health tax – all provided that all of the provisions of the capitl gains tax route are met.

(xi)    With regards to Approved 102 Awards , the provisions of the Plan shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit and/or any pre-rulings obtained by the ITA, and the said provisions, permit and/or pre-rulings shall be deemed an integral part of the Plan.  Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan, shall be considered binding upon the Company and the Employees.

(xii)   Any tax consequences arising from the grant or exercise of any Award, from the grant of right and/or the underlying Common Stocks, from the payment for stocks covered thereby or from any other event or act (of the Company, and the Trustee or the Employee), hereunder, shall be borne solely by the Employee. The Company and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source.  Furthermore, the Employee shall agree to indemnify the Company and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Employee.

(xiii)  The Company and/or, when applicable, the Trustee shall not be required to release any stock certificate to an Employee until all required payments (including any tax liability)  have been fully made.

(xiv)  With respect to an Unapproved 102 Award, if the Employee ceases to be employed by the Company, the Employee shall extend to the Company a security or guarantee for the payment of tax due at the time of sale of Common Stocks, all in accordance with the provisions of Section 102.

FORM OF FREESTANDING STOCK APPRECIATION RIGHT AGREEMENT

Date:  _______

Company: Ormat Technologies, Inc.	Date(s) First Exercisable:
Date of Grant: July 1, 2020	Number: 50%- July 1, 2022
No. of Shares: ______	Number: 25%- July 1, 2023
Grant Price per Share: ______	Number: 25%- July 1, 2024

Last Exercise date: July 1, 2026
Type: Capital Gain Award

Mr. Doron Blachar,

Dear Doron,

We are pleased to inform you that, as an eligible employee of Ormat Technologies, Inc. (herein called the “Company”) or one of its subsidiaries, you have been granted a stock appreciation right (herein called a “right”) under the Company’s 2018 Incentive Compensation Plan (as amended and restated) and the Freestanding Stock Appreciation Right Terms and Conditions (herein called the “Plan” and the “Terms and Conditions”).

By your signature, you agree that the right is granted under and governed by the Plan and the Terms and Conditions, and acknowledge receipt of these documents, as well as the Prospectus for the Plan.

As set forth in Section 1 of the Terms and Conditions, a signed copy of this agreement must be received by the Corporate Secretary of the Company, c/o Ormat Systems Ltd., Industrial Area, P.O. Box 68, Yavne 8100 Israel before 5:00 P.M. Eastern time on the 3rd business day after the date of grant noted above. If the 3rd business day is a holiday in the United States or in Israel, such signed copy of this agreement will be considered timely received if it is received by 5:00 P.M. Eastern Time on the following business day in the United States and Israel after such holiday.  Failure to return a signed copy of this agreement will deem the grant of the rights null and void.

ORMAT TECHNOLOGIES, INC.

+1-775-356-9029 • ormat@ormat.com	ormat.com

This agreement and the documents that accompany to it constitute the entire agreement between you and the Company with respect to the rights granted hereunder and supersede in their entirety all prior undertakings and agreements of the Company and yourself, both written and oral, with respect to the rights granted hereunder (including the shares underlying it).

Furthermore, by your signature you hereby approve and agree to all the aforesaid in this agreement and the trust agreement signed with the Trustee (as defined in Annex A) and you declare that you are familiar with the provisions of Section 102 and the Capital Gains route. You hereby undertake not to sell or transfer the Shares underlying the rights prior to the lapse of the restrictions period, unless you pay all taxes, which may arise in connection with such sale and/or transfer.

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Ormat Technologies, Inc. By: Name: Ravit Barniv Title: Director Date: ____________	PARTICIPANT ______________________ Name: Doron Blachar Date: ______________

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FREESTANDING STOCK APPRECIATION RIGHT
TERMS AND CONDITIONS

As a participant in the Ormat Technologies, Inc. 2018 Incentive Compensation Plan (as amended and restated, the “Plan”), you have been granted a stock appreciation right (herein called a “right” or “SAR”) under the Plan. The right gives you the opportunity to receive at the time of exercise of the right shares of Common Stock of the Company equal to the amount by which the market value of all shares in respect of which the right is exercised exceeds the grant price set forth in the Freestanding Stock Appreciation Right Agreement (herein called the letter agreement) multiplied by the number of shares in respect of which the right is exercised, subject to your acceptance of the right as provided in Section 1 below and the other terms and conditions described below.

The date of the grant of the right (herein called the Grant Date) and the date the right expires are set forth in the letter agreement.

Note that all capitalized terms in the letter agreement and these Terms and Conditions are defined in the Plan, except as indicated in such agreement and herein. All terms of the Plan are hereby incorporated into these Terms and Conditions.

1.         Acceptance of Right:  The right cannot be exercised unless you sign your name in the space provided on the enclosed copies of the letter agreement and cause one signed copy to be received by the Corporate Secretary of the Company, c/o Ormat Systems Ltd., Industrial Area, P.O. Box 68, Yavne 8100 Israel (or to such other person and place as the Company may specify in writing), before 5:00 P.M. Eastern Time on the 3rd day after the Grant Date. If the 3rd day is a holiday in the United States or in Israel, such signed copy of the letter agreement will be considered timely received if it is received by 5:00 P.M. Eastern Time on the following business day in the United States and Israel after such holiday. If the Corporate Secretary does not receive your properly executed copy of the letter agreement before such time, then, anything in the letter agreement and these Terms and Conditions to the contrary notwithstanding, the right will terminate immediately. (Your signing and delivering a copy of the letter agreement will evidence your acceptance of the right upon these Terms and Conditions.)

2.         Exercise:

(a)     Subject to the provisions of this Section 2 and of Section 4 of these terms and conditions, the SARs shall become vested, and exercisable in accordance with the following vesting schedule (each, a “Vesting Date”):

 (i) 50% - shall vest on the second anniversary of the Grant Date

         (ii) 25% - shall vest on the third anniversary of the Grant Date

         (iii) 25% - shall vest on the fourth anniversary of the Grant Date

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(b)     The right shall lapse on the sixth anniversary of the Grant Date. No fractional shares shall be delivered and fractional shares shall be disregarded.

(c)     The SARs shall not become vested unless you shall have remained continuously in the employ or service of the Company or of one or more of its Subsidiaries on the applicable Vesting Date, except as provided in Section 5, 6 and 7.  Any SARs that are not vested will terminate on the date of your Separation from Service.

3.         Transferability of Right:  The right shall not be transferable by you otherwise than (i) by will or (ii) by the laws of descent and distribution. Any transferred right shall continue to be subject to these Terms and Conditions.

4.         Death or Retirement:  Section 2 to the contrary notwithstanding, if you incur a Separation from Service because you die or because of Retirement, the right will only be exercisable to the extent it was exercisable under Section 2(a) on the date of your death or on the date of your Retirement. Notwithstanding Section 2, in the event of your Separation from Service because you die or because of Retirement, your personal representative or you, respectively, may exercise the vested and exercisable portion of the right hereby granted for 1 year following the Separation from Service (but not later than 6 years from the Grant Date).  Retirement means a separation from service upon attainment of age 65 or, in those countries in which the law determines retirement age, such applicable age.

5.         Other Separation from Employment:

(a)     If you incur a Separation from Service for any reason other than death or Retirement, or as provided in Section 16 (o) of the Plan, the exercisable portion of the right hereby granted will be exercisable for thirty days following your Separation from Service; provided that in no event will the right be exercisable after the expiration of 6 years from the Grant Date.

(b)     For the purposes of the letter agreement, your employment by a Subsidiary of the Company shall be considered terminated on the date that the company by which you are employed is no longer a Subsidiary of the Company.

6.         Listing Requirements:  The Company shall not be obligated to deliver any certificates representing shares until all applicable requirements imposed by federal and state securities laws and by any stock exchanges upon which the shares may be listed have been fully met.

7.         Transfer of Employment:  Leave of Absence: A transfer of your employment from the Company to a Subsidiary or vice versa, or from one Subsidiary to another, without an intervening period, shall not be deemed a Separation from Service. If you are granted an authorized leave of absence, you shall be deemed to have remained in the employ of the Company or a Subsidiary during such leave of absence.

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8.         Adjustments in Right:

(a)     The existence of the letter agreement and the right shall not affect or restrict in any way the right or power of the Board of Directors or the stockholders of the Company to make or authorize any reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the shares or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business.

(b)     In the event of any change in or affecting the outstanding shares by reason of a stock dividend or split, merger or consolidation (whether or not the Company is the surviving corporation), recapitalization, spin-off, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, the Board of Directors shall make such amendments to the Plan, the letter agreement, these Terms and Conditions and the right and make such adjustments and take actions thereunder as it deems appropriate, in its sole discretion, under the circumstances. Such amendments, adjustments and actions may include, but are not limited to, (i) changes in the number and kind of shares set forth in the letter agreement, (ii) changes in the grant price per share, and (iii) accelerating the vesting of the right. The determination by the Board as to the terms of any of the foregoing adjustments shall be conclusive and binding.

9.         Stockholder Rights:  Neither you nor any other person shall have any rights of a stockholder as to shares until, after proper exercise of the right, such shares shall have been recorded by the Company’s registrar, American Stock Transfer and Trust Company (herein called “AST”), as having been issued or transferred, as the case may be.

10.       Notice of Exercise:  Subject to these Terms and Conditions, the right may be exercised by a completed notice of exercise that: (i) is delivered to the Company's incentive compensation agent, ESOP Excellence Ltd., Aviv Tower, 7 Jabotinsky St., Ramat Gan, 52520  Israel (or to such other person and place as the Company may specify in writing); and (ii) states the number of shares of Common Stock as to which the right is being exercised. The notice of exercise may be delivered by facsimile transmission or electronic mail or may be submitted online via the ESOP Excellence website. Any notice of exercise delivered as required by this Section 10 will be effective only in accordance with the provisions of and to the extent set forth in the notice of exercise. If a properly executed notice of exercise is not received by ESOP Excellence (or other person designated by the Company) by 5:00 P.M. Eastern Time on the applicable expiration date specified in the letter agreement, the notice will be deemed null and void and of no effect. If notice of exercise of the right is given by a person other than you, the Company may require as a condition to exercising the right that appropriate proof of the right of such person to exercise the right be submitted to the Company.

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11.       Delivery of Shares:

(a)     Certificates for any shares issuable upon exercise will be issued and delivered as soon as practicable, subject to Section 6 of these Terms and Conditions.

(b)     If a Registration Statement on Form S-8 is in effect with respect to the right, you can arrange with your stockbroker to have the broker exercise your right on your behalf and have the shares withdrawn from AST electronically by DWAC for deposit in your brokerage account.

12.       Tax Matters:

(a)     Before exercising the right, you should consult your tax advisor about tax consequences.

(b)     Tax Withholding for U.S. Employees:  If and to the extent Federal income tax withholding (and state and local income tax withholding, if applicable) may be required by the Company in respect of taxes on income you realize upon or after exercise of any portion of the right, or upon disposition of the shares of Common Stock acquired by the right, the Company may withhold such required amounts from your future paychecks or may require that you deliver to the Company the amounts to be withheld. You may also pay the minimum required Federal income tax withholding (and state and local income tax withholding, if applicable) by electing either to have the Company withhold a portion of the shares of Common Stock otherwise issuable upon exercise of the right, or to deliver other shares of Common Stock you own, in either case having a Fair Market Value (on the date that the withholding amount is to be determined) of the minimum amount required to be withheld, provided that the election will be irrevocable and will be subject to such rules as the Committee may adopt. You may also arrange to have any tax (or taxes) paid directly to the Company on your behalf from the proceeds of the sale of Common Stock to the extent provided in the notice of exercise referred to in Section 10 of these Terms and Conditions.

(c)     Tax Withholding For Israeli Employees - The provisions specified in Annex A attached hereto shall apply only to Eligible Individuals who are residents of the state of Israel or those who are deemed to be residents of the state of Israel for the applicable payment of tax.

13.       Employment:  Nothing contained herein shall confer any right to continue in the employ or other service of the Company or a Subsidiary or limit in any way the right of the Company or a Subsidiary to change your compensation or other benefits or to terminate your employment or other service with or without cause.

14.       Short-Swing Trading:  A director or an executive officer of the Company or one of its Subsidiaries who exercises a right or whose right is cashed out must report the disposition of the right on a Form 4 Statement of Changes in Beneficial Ownership filed within two business days of such reportable event pursuant to section 16(a) of the Securities Exchange act of 1934, as amended. The Corporate Secretary of the Company will provide a form of the Form 4 on request but the filing is the personal responsibility of the SAR holder. Further, holders of SARs should review the Company’s Policy Statement on Insider Trading before making arrangements for the sale of shares to be issued upon exercise of the right.

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15.       Time of Essence:  Time is of the essence with respect to delivering notices and stock certificates hereunder. There is no grace period.

16.       Successors:  These Terms and Conditions are binding on your heirs and personal representatives and on the successors of the Company.

17.       Counterparts:  The letter agreement may be executed in duplicate counterparts, each of which shall be deemed to be an original.

18.       Clawbacks:  The SARs are subject to recoupment in accordance with Section 15(i) of the Plan and any other recoupment or clawback policy adopted by the Company, or as agreed with you.

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ORMAT TECHNOLGIES INC.

(the "Company")

2018- INCENTIVE COMPENSATION PLAN

ANNEX A - TAX WITHOLDING FOR ISRAELI EMPLOYEES

Tax Withholding For Israeli Employees - The provisions specified hereunder shall apply only to Eligible Individuals who are residents of the state of Israel or those who are deemed to be residents of the state of Israel for the payment of applicable tax (such persons, “Israeli Participants”). All defined terms terms shall have the meaning ascribed to them in the Plan, unless the context requires otherwise.

(i)      For the purposes of this Annex A, the following terms shall have the following meanings:

●	“Affiliate” means any “employing company” within the meaning of Section 102(a) of the Ordinance.

●	“Approved 102 Award” means an Award granted pursuant to Section 102(b) of the Ordinance and/or additional rights issued with respect thereto, including, but not limited to, bonus shares, and held in trust by a Trustee for the benefit of the Employee.

●	"Award" shall have the meaning ascribed to it in the Plan; provided, however, that for the purposes of Sections 102 or 3(i) of the Ordinance, Awards shall not be settled in cash.

●	"Award Agreement" shall have the meaning ascribed to it in the Plan; provided, however, that for the purposes of Section 102 of the Ordinance, an electronic acceptance may be used only pursuant to a tax ruling to be obtained, if so required by applicable law.

●	“Capital Gain Award" (or "CGA)” means an Approved 102 Award elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(3) of the Ordinance.

●	“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

●	“Employee” means a person who is employed by the Company or an Affiliate, including an individual who is serving as a director or an office holder, but excluding any Controlling Shareholder, all as determined in Section 102 of the Ordinance.

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●	“ITA” means the Israeli Tax Authority.

●	“Ordinary Income Award"("OIA") means an Approved 102 Award elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

●	“Ordinance” means the Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

●	“Rules” means the Israeli Income Tax Rules (Tax Relief in Issuance of Shares to Employees) 2003.

●	“Section 102” means Section 102 of the Ordinance and any regulations, Rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

●	“Trustee” means any individual or trust company appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

●	“Unapproved 102 Award” means an Award granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

(ii)     Any tax liability, of any kind due to the Plan, or resulting from it (including, without derogating from the aforementioned, income tax, capital gains tax, social security, surtax and health tax), and any other obligatory payment applicable as a result of the grant of the right, its exercise and Employee's receipt of Common Stock as a result of such exercise or the sale of underlying Common Stock (the "Common Stocks”), will be fully borne by the Employee.

(iii)    The Company recommends that Employee consults with professional advisors and consider the tax implications, including the result of the application of Section 102, of the grant of the right, of its exercise and of the receipt of any Shares.

(iv)    Despite of anything to the contrary in the Plan, with respect to any Approved 102 Award, subject to the provisions of Section 102, an Employee shall not sell, release, assign, transfer or give as collateral or any right with respect to them given to any third party whatsoever (collectively “Transfer”) from trust any Share received upon the exercise of an Approved 102 and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Minimal Restriction Period (as defined below) required under Section 102. Notwithstanding the above, if any such sale or other Transfer occurs during the Minimal Restriction Period, the sanctions under Section 102 shall apply to and shall be borne solely by such Employee.

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(v)     In accordance with the provisions of Section 102, the Trustee will hold the right in trust for the benefit of the Employee until the right is exercised, if at all (or until the termination of the exercise period, to the extent the right remains unexercised, as applicable).  Consequently, the Trustee will hold the right and/or the shares of Common Stock (including any stock dividend or shares of Common Stock derived from issuance of rights exercised during the right’s exercise period) in trust for the benefit of the Employee for the period set forth in Section 102 and the Rules. Such period is on the date of adoption of this Plan at least (i) in the case of a CGA, 24 months from the date on which the right is granted and deposited with the Trustee; or (ii) in the case of an OIA-, 12 months from the date on which the Right is granted and deposited with the Trustee (the “Minimal Restriction Period”), and will not transfer the right and the shares of Common Stock to the Employee prior to the full payment of the applicable taxes.  Transfer of the shares of Common Stock from the Trustee to the Employee or their sale by the Trustee prior to the lapse of the Minimal Restriction Period, might involve tax implications (which the Employee should consider prior to taking any such action).

(vi)    The Company was engaged with the Trustee with respect to the Awards, rights and Common Stocks (the “Trust Agreement”) and the provisions of the Trust Agreement will apply and obligate any Employee who receives rights under the Plan.  The main provisions of the Trust Agreement are: (i) the Company will not grant Awards and rights to its Employees but will grant them to the Trustee who will hold them for at least the Minimal Restriction Period; (ii) during the Minimal Restriction Period, the Awards, rights and Common Stocks will not be transferable; and (iii) after termination of the Minimal Restriction Period, the Employee will be entitled to demand that the Trustee transfer the Common Stocks to the Employee’s name, provided either: (A) the tax applicable to the Employee under Section 102 has been paid and the Trustee holds a confirmation for the payment issued by the ITA; or (B) the Trustee has transferred to the ITA the appropriate percentage amount (determined in accordance with the applicable tax rate) of the consideration received by it for the sale of the Common Stocks, on account of the applicable tax.  The Plan and the Trust Agreement will apply to any stock dividends and/or rights granted to the Employee, mutatis mutandis.

(vii)   The Company has undertaken not to grant and Awards and rights to Employees under Section 102, unless it received a confirmation from the Employee that the Employee undertakes vis-a-vis the ITA not to exercise the Awards and rights prior to the termination of the Minimal Restriction Period (unless he or she pays all applicable tax).

(viii)  The transfer of the Common Stocks from the Trustee to the Employee or their sale by the Trustee for the benefit of the Employee, all in accordance with the Employee’s order, is possible and may be done in accordance and under the rules, conditions and arrangements to be agreed between the Company and the Trustee and in accordance and subject to applicable law and arrangements (if existing) with the tax authorities.

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(ix)    The provisions of Section 102 will apply to the Awards and rights to be granted to the Employees, (i.e., grant to and deposit with the Trustee for the benefit of the Employee), in the capital gain tax route.  Any tax liability to the Employee will occur upon the earlier of the time the Common Stocks will be transferred from the Trustee to the Employee or sold by the Trustee, without any tax event occurring on the Grant Date of the Award.

(x)     In accordance with Section 12(c)(ix) above, and since the Company has chosen the capital gains tax route, as specified in Section 102, any income resulting from the realization of the benefit by the Employee will be deemed as a capital gain and will be taxed on the date of the tax event at the applicable tax rate of 25%, excluding the portion of the income equaling the difference between the exercise price of the Award, if applicable, and the average price of the Common Stock during the 30 trading days prior to the Grant Date, which will be deemed as working income and will be subject to income tax, according to the rate applicable to the Employee, and social security tax and health tax – all provided that all of the provisions of the capital gains tax route are met.

(xi)    With regards to Approved 102 Awards , the provisions of the Plan shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit and/or any pre-rulings obtained by the ITA, and the said provisions, permit and/or pre-rulings shall be deemed an integral part of the Plan.  Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan, shall be considered binding upon the Company and the Employees.

(xii)   Any tax consequences arising from the grant or exercise of any Award, from the grant of right and/or the underlying Common Stocks, from the payment for stocks covered thereby or from any other event or act (of the Company, and the Trustee or the Employee), hereunder, shall be borne solely by the Employee. The Company and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source.  Furthermore, the Employee shall agree to indemnify the Company and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Employee.

(xiii)  The Company and/or, when applicable, the Trustee shall not be required to release any stock certificate to an Employee until all required payments (including any tax liability)  have been fully made.

(xiv)  With respect to an Unapproved 102 Award, if the Employee ceases to be employed by the Company, the Employee shall extend to the Company a security or guarantee for the payment of tax due at the time of sale of Common Stocks, all in accordance with the provisions of Section 102.

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FORM OF RESTRICTED STOCK UNIT AGREEMENT
FOR TIME-BASED RSUs

Date:  ______

Company: Ormat Technologies, Inc.
Date of Grant: July 1, 2020

Total No. of Restricted Stock Units: _______

Vesting Schedule

    50% will vest on second anniversary of grant date

    25% will vest on third anniversary of grant date

    25% will vest on fourth anniversary of grant date

Type:    Capital Gain Award

Mr. Doron Blachar,

Dear Doron,

We are pleased to inform you that, as an eligible employee of Ormat Technologies, Inc. (herein called the “Company”) or one of its subsidiaries, you have been granted one or more restricted stock units (herein called “RSUs”) under the Company’s 2018 Incentive Compensation Plan (as amended and restated) and the Restricted Stock Unit Terms and Conditions (herein called the “Plan” and the “Terms and Conditions”).

By your signature, you agree that the RSUs are granted under and governed by the Plan and the Terms and Conditions, and acknowledge receipt of these documents, as well as the Prospectus for the Plan. As set forth in Section 1 of the Terms and Conditions, a signed copy of this agreement must be received by the Corporate Secretary of the Company, c/o Ormat Systems Ltd., Industrial Area, P.O. Box 68, Yavne 8100 Israel before 5:00 P.M. Eastern time on the 3rd business day after the date of grant noted above.

ORMAT TECHNOLOGIES, INC.

+1-775-356-9029 • ormat@ormat.com	ormat.com

If the 3rd business day is a holiday in the United States or in Israel, such signed copy of this agreement will be considered timely received if it is received by 5:00 P.M. Eastern Time on the following business day in the United States and Israel after such holiday.  Failure to return a signed copy of this agreement will deem the grant of the RSUs null and void.

This agreement and the documents that accompany to it constitute the entire agreement between you and the Company with respect to the RSUs granted hereunder and supersede in their entirety all prior undertakings and agreements of the Company and yourself, both written and oral, with respect to the RSUs granted hereunder (including the shares underlying it).

Furthermore, by your signature you hereby approve and agree to all the aforesaid in this agreement and the trust agreement signed with the Trustee (as defined in Annex A) and you declare that you are familiar with the provisions of Section 102 and the Capital Gains route. You hereby undertake not to sell or transfer the Shares underlying the RSUs prior to the lapse of the restrictions period, unless you pay all taxes, which may arise in connection with such sale and/or transfer.

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Ormat Technologies, Inc. By: Name: Ravit Barniv Title: Director Date: ____________	PARTICIPANT ______________________ Name: Doron Blachar Date:

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RESTRICTED STOCK UNITS
TERMS AND CONDITIONS

As a participant in the Ormat Technologies, Inc. 2018 Incentive Compensation Plan (as amended and restated, the “Plan”), you have been granted one or more Restricted Stock Units (herein called “RSUs”) under the Plan.  RSUs give you the opportunity to receive at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Common Stock after the Vesting Date(s) specified in Section 2 below (herein called the letter agreement) multiplied by the applicable percentage of RSUs specified in Section 2 below, subject to your acceptance of the RSUs as provided in Section 1 below and the other terms and conditions described below.

The date of the grant of the RSUs (herein called the Grant Date) is set forth in the letter agreement.

Note that all capitalized terms in the letter agreement and these Terms and Conditions are defined in the Plan, except as indicated in such agreement and herein.  All terms of the Plan are hereby incorporated into these Terms and Conditions.

1.         Acceptance of RSUs:  The RSUs will not be deemed granted unless you sign your name in the space provided on the enclosed copies of the letter agreement and cause one signed copy to be received by the Corporate Secretary of the Company, c/o Ormat Systems Ltd., Industrial Area, P.O. Box 68, Yavne 8100 Israel (or to such other person and place as the Company may specify in writing), before 5:00 P.M. Eastern Time on the 3rd day after the Grant Date.  If the 3rd day is a holiday in the United States or in Israel, such signed copy of the letter agreement will be considered timely received if it is received by 5:00 P.M. Eastern Time on the following business day in the United States and Israel after such holiday.  If the Corporate Secretary does not receive your properly executed copy of the letter agreement before such time, then, anything in the letter agreement and these Terms and Conditions to the contrary notwithstanding, the grant of the RSUs will be deemed null and void ab initio (as of the Grant Date). (Your signing and delivering a copy of the letter agreement will evidence your acceptance of the RSUs upon these Terms and Conditions.)

2.         Vesting:

(a)     Subject to the provisions of this Section 2 and of Sections 5, and 6 of these Terms and Conditions the RSUs shall become vested in accordance with the following vesting schedule (each, a “Vesting Date”):

         (ii) 50% Shall vest on the second anniversary of Grant Date

         (iii) 25% Shall vest on the third anniversary of Grant Date

         (iv) 25% Shall vest on the fourth anniversary of Grant Date

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No fractional shares shall be delivered and fractional shares shall be disregarded.  All vesting increments shall be rounded to the nearest whole number of RSUs.

(b)     The RSUs shall not become vested unless you shall have remained continuously in the employ or service of the Company or of one or more of its Subsidiaries on the applicable Vesting Date, except as provided in Section 5 of these Terms and COnditions.  Any RSUs that are not vested will terminate on the date of your Separation from Service.

3.         Issuance of Shares:  RSUs will be credited to an account to be maintained on your behalf.  The Fair Market Value of any vested RSUs measured as of the Vesting Date will be paid within thirty (30) days of the date such Vesting Date.  Payment of any RSUs shall be made by the issuance of shares of Common Stock, subject to section 9 hereof.

4.         Transferability of RSUs:  The RSUs shall not be transferable by you otherwise than (i) by will or (ii) by the laws of descent and distribution.  Any transferred RSU shall continue to be subject to these Terms and Conditions.

5.         Death:  Section 2 to the contrary notwithstanding, if you incur a Separation from Service because you die, you will become fully vested in any unvested RSUs awarded under the letter of grant to which these Terms and Conditions are attached.

6.         Other Separation from Service:

(a)       Except as otherwise clearly specified in a duly executed, written, valid and binding agreement between you and the Company, if you incur a Separation from Service before the end of the applicable Vesting Date for any reason other than death, you will immediately forfeit any unvested RSUs.

(b)       For the purposes of the letter agreement, your employment by a Subsidiary of the Company shall be considered terminated on the date that the company by which you are employed is no longer a Subsidiary of the Company.

7.         Dividend Equivalents:  Except as otherwise provided in Section 11, no dividend equivalents shall be payable or accumulated in respect of RSUs.

8.         Clawbacks:  The RSUs are subject to recoupment in accordance with Section 15(i) of the Plan and any other recoupment or clawback policy adopted by the Company, or as agreed with you.

9.         Listing Requirements:  The Company shall not be obligated to deliver any certificates representing any shares until all applicable requirements imposed by federal and state securities laws and by any stock exchanges upon which the shares may be listed have been fully met.

10.       Transfer of Employment:  Leave of Absence: A transfer of your employment from the Company to a Subsidiary or vice versa, or from one Subsidiary to another, without an intervening period, shall not be deemed a Separation from Service.  If you are granted an authorized leave of absence, you shall be deemed to have remained in the employ of the Company or a Subsidiary during such leave of absence.

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11.       Adjustments in RSUs:

(a)       The existence of the letter agreement and the RSUs shall not affect or restrict in any way the right or power of the Board of Directors or the stockholders of the Company to make or authorize any reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the shares or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business.

(b)       In the event of any change in or affecting the outstanding shares by reason of a stock dividend or split, merger or consolidation (whether or not the Company is the surviving corporation), recapitalization, spin-off, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, the Board of Directors shall make such amendments to the Plan, the letter agreement, these Terms and Conditions and the RSUs and make such adjustments and take actions thereunder as it deems appropriate, in its sole discretion, under the circumstances.  Such amendments, adjustments and actions may include, but are not limited to, (i) changes in the number and kind of shares underlying the RSUs set forth in the letter agreement, and (ii) accelerating the vesting of the RSUs.  The determination by the Board as to the terms of any of the foregoing adjustments shall be conclusive and binding.

12.       Stockholder Rights:  Neither you nor any other person shall have any rights of a stockholder as to shares underlying any RSUs unless and until (a) the Company pays or settles any vested RSUs in shares of Common Stock, and (b) such Common Stock shall have been recorded by the Company’s registrar, American Stock Transfer and Trust Company (herein called “AST”), as having been issued or transferred, as the case may be.

13.       Tax Matters:

(a)       You should consult your tax advisor about tax consequences of the RSUs.

(b)       Tax Withholding for U.S. Employees:  If and to the extent Federal income tax withholding (and state and local income tax withholding, if applicable) may be required by the Company in respect of taxes on income you realize upon or after payment or settlement of any portion of the RSUs, or upon disposition of any shares of Common Stock acquired through the payment or settlement of any RSUs, the Company may withhold such required amounts from your future paychecks or may require that you deliver to the Company the amounts to be withheld.  You may also pay the minimum required Federal income tax withholding (and state and local income tax withholding, if applicable) by electing either to have the Company withhold a portion of the shares of Common Stock otherwise issuable upon payment or settlement of the RSUs, or to deliver other shares of Common Stock you own, in either case having a fair market value (on the date that the withholding amount is to be determined) of the minimum amount required to be withheld, provided that the election will be irrevocable and will be subject to such rules as the Committee may adopt.

3

(c)       Tax Withholding For Israeli Employees - The provisions specified in Annex A attached hereto shall apply only to Eligible Individuals who are residents of the state of Israel or those who are deemed to be residents of the state of Israel for the applicable payment of tax.

(d)    Section 409A.  The letter agreement, these Terms and conditions and delivery of shares of Common Stock hereunder are intended to be exempt from or to comply with Section 409A of the Code and shall be administered and construed in accordance with such intent. In furtherance, and not in limitation, of the foregoing: (a) in no event may you designate, directly or indirectly, the calendar year of any payment to be made hereunder; and (b) notwithstanding any other provision of the letter agreement and these Terms of Conditions to the contrary, a termination of employment hereunder shall mean and be interpreted consistent with a “separation from service” within the meaning of Code Section 409A with respect to any payment hereunder that constitute a “deferral of compensation” under Code Section 409A that becomes due on account of such separation from service. Notwithstanding any provision of the Plan to the contrary, in no event shall the Company or any Subsidiary be liable to you on account of the failure of the letter agreement and these Terms and Conditions to (a) qualify for favorable U.S. or foreign tax treatment or (b) avoid adverse tax treatment under U.S. or foreign law, including, without limitation, Section 409A of the Code.

14.       Employment or Other Service:  Nothing contained herein shall confer any right to continue in the employ or other service of the Company or a Subsidiary or limit in any way the right of the Company or a Subsidiary to change your compensation or other benefits or to terminate your employment or other service with or without cause.

15.       Short-Swing Trading:  If you are a director or executive officer of the Company or one of its subsidiaries who is granted RSUs, you must report such grant, the vesting or settlement of such RSUs and any sale of Common Stock received upon settlement of any RSUs, on a Form 4 (Statement of Changes of Beneficial Ownership of Securities) within two business days of such reportable event pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended. The Corporate Secretary of the Company will provide you with a form of the Form 4 upon request, but such filing is the personal responsibility of the holder of RSUs.  All holders of RSUs should consult the Company’s Insider Trading Policy before arranging any trade in any of the Company’s securities, including Common Stock.

4

16.       Time of Essence:  Time is of the essence with respect to delivering notices and stock certificates hereunder.  There is no grace period.

17.       Successors:  These Terms and Conditions are binding on your heirs and personal representatives and on the successors of the Company.

18.       Counterparts: The letter agreement may be executed in duplicate counterparts, each of which shall be deemed to be an original.

5

ORMAT TECHNOLGIES INC.

(the "Company")

2018- INCENTIVE COMPENSATION PLAN

ANNEX A - TAX WITHOLDING FOR ISRAELI EMPLOYEES

Tax Withholding For Israeli Employees - The provisions specified hereunder shall apply only to Eligible Individuals who are residents of the state of Israel or those who are deemed to be residents of the state of Israel for the payment of applicable tax (such persons, “Israeli Participants”). All defined terms terms shall have the meaning ascribed to them in the Plan, unless the context requires otherwise.

(i)      For the purposes of this Annex A, the following terms shall have the following meanings:

●	“Affiliate” means any “employing company” within the meaning of Section 102(a) of the Ordinance.

●	“Approved 102 Award” means an Award granted pursuant to Section 102(b) of the Ordinance and/or additional rights issued with respect thereto, including, but not limited to, bonus shares, and held in trust by a Trustee for the benefit of the Employee.

●	"Award" shall have the meaning ascribed to it in the Plan; provided, however, that for the purposes of Sections 102 or 3(i) of the Ordinance, Awards shall not be settled in cash.

●	"Award Agreement" shall have the meaning ascribed to it in the Plan; provided, however, that for the purposes of Section 102 of the Ordinance, an electronic acceptance may be used only pursuant to a tax ruling to be obtained, if so required by applicable law.

●	“Capital Gain Award" (or "CGA)” means an Approved 102 Award elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(3) of the Ordinance.

●	“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

●	“Employee” means a person who is employed by the Company or an Affiliate, including an individual who is serving as a director or an office holder, but excluding any Controlling Shareholder, all as determined in Section 102 of the Ordinance.

ORMAT TECHNOLOGIES, INC.

+1-775-356-9029 • ormat@ormat.com	ormat.com

●	“ITA” means the Israeli Tax Authority.

●	“Ordinary Income Award"("OIA") means an Approved 102 Award elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

●	“Ordinance” means the Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

●	“Rules” means the Israeli Income Tax Rules (Tax Relief in Issuance of Shares to Employees) 2003.

●	“Section 102” means Section 102 of the Ordinance and any regulations, Rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

●	“Trustee” means any individual or trust company appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

●	“Unapproved 102 Award” means an Award granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

(ii)     Any tax liability, of any kind due to the Plan, or resulting from it (including, without derogating from the aforementioned, income tax, capital gains tax, social security, surtax and health tax), and any other obligatory payment applicable as a result of the grant of the right, its exercise and Employee's receipt of Common Stock as a result of such exercise or the sale of underlying Common Stock (the "Common Stocks”), will be fully borne by the Employee.

(iii)    The Company recommends that Employee consults with professional advisors and consider the tax implications, including the result of the application of Section 102, of the grant of the right, of its exercise and of the receipt of any Shares.

(iv)    Despite of anything to the contrary in the Plan, with respect to any Approved 102 Award, subject to the provisions of Section 102, an Employee shall not sell, release, assign, transfer or give as collateral or any right with respect to them given to any third party whatsoever (collectively “Transfer”) from trust any Share received upon the exercise of an Approved 102 and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Minimal Restriction Period (as defined below) required under Section 102. Notwithstanding the above, if any such sale or other Transfer occurs during the Minimal Restriction Period, the sanctions under Section 102 shall apply to and shall be borne solely by such Employee.

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(v)     In accordance with the provisions of Section 102, the Trustee will hold the right in trust for the benefit of the Employee until the right is exercised, if at all (or until the termination of the exercise period, to the extent the right remains unexercised, as applicable).  Consequently, the Trustee will hold the right and/or the shares of Common Stock (including any stock dividend or shares of Common Stock derived from issuance of rights exercised during the right’s exercise period) in trust for the benefit of the Employee for the period set forth in Section 102 and the Rules. Such period is on the date of adoption of this Plan at least (i) in the case of a CGA, 24 months from the date on which the right is granted and deposited with the Trustee; or (ii) in the case of an OIA-, 12 months from the date on which the Right is granted and deposited with the Trustee (the “Minimal Restriction Period”), and will not transfer the right and the shares of Common Stock to the Employee prior to the full payment of the applicable taxes.  Transfer of the shares of Common Stock from the Trustee to the Employee or their sale by the Trustee prior to the lapse of the Minimal Restriction Period, might involve tax implications (which the Employee should consider prior to taking any such action).

(vi)    The Company was engaged with the Trustee with respect to the Awards, rights and Common Stocks (the “Trust Agreement”) and the provisions of the Trust Agreement will apply and obligate any Employee who receives rights under the Plan.  The main provisions of the Trust Agreement are: (i) the Company will not grant Awards and rights to its Employees but will grant them to the Trustee who will hold them for at least the Minimal Restriction Period; (ii) during the Minimal Restriction Period, the Awards, rights and Common Stocks will not be transferable; and (iii) after termination of the Minimal Restriction Period, the Employee will be entitled to demand that the Trustee transfer the Common Stocks to the Employee’s name, provided either: (A) the tax applicable to the Employee under Section 102 has been paid and the Trustee holds a confirmation for the payment issued by the ITA; or (B) the Trustee has transferred to the ITA the appropriate percentage amount (determined in accordance with the applicable tax rate) of the consideration received by it for the sale of the Common Stocks, on account of the applicable tax.  The Plan and the Trust Agreement will apply to any stock dividends and/or rights granted to the Employee, mutatis mutandis.

(vii)   The Company has undertaken not to grant and Awards and rights to Employees under Section 102, unless it received a confirmation from the Employee that the Employee undertakes vis-a-vis the ITA not to exercise the Awards and rights prior to the termination of the Minimal Restriction Period (unless he or she pays all applicable tax).

(viii)  The transfer of the Common Stocks from the Trustee to the Employee or their sale by the Trustee for the benefit of the Employee, all in accordance with the Employee’s order, is possible and may be done in accordance and under the rules, conditions and arrangements to be agreed between the Company and the Trustee and in accordance and subject to applicable law and arrangements (if existing) with the tax authorities.

Page 8/10

(ix)    The provisions of Section 102 will apply to the Awards and rights to be granted to the Employees, (i.e., grant to and deposit with the Trustee for the benefit of the Employee), in the capital gain tax route.  Any tax liability to the Employee will occur upon the earlier of the time the Common Stocks will be transferred from the Trustee to the Employee or sold by the Trustee, without any tax event occurring on the Grant Date of the Award.

(x)     In accordance with Section 12(c)(ix) above, and since the Company has chosen the capital gains tax route, as specified in Section 102, any income resulting from the realization of the benefit by the Employee will be deemed as a capital gain and will be taxed on the date of the tax event at the applicable tax rate of 25%, excluding the portion of the income equaling the difference between the exercise price of the Award, if applicable, and the average price of the Common Stock during the 30 trading days prior to the Grant Date, which will be deemed as working income and will be subject to income tax, according to the rate applicable to the Employee, and social security tax and health tax – all provided that all of the provisions of the capital gains tax route are met.

(xi)    With regards to Approved 102 Awards , the provisions of the Plan shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit and/or any pre-rulings obtained by the ITA, and the said provisions, permit and/or pre-rulings shall be deemed an integral part of the Plan.  Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan, shall be considered binding upon the Company and the Employees.

(xii)   Any tax consequences arising from the grant or exercise of any Award, from the grant of right and/or the underlying Common Stocks, from the payment for stocks covered thereby or from any other event or act (of the Company, and the Trustee or the Employee), hereunder, shall be borne solely by the Employee. The Company and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source.  Furthermore, the Employee shall agree to indemnify the Company and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Employee.

Page 9/10

(xiii)  The Company and/or, when applicable, the Trustee shall not be required to release any stock certificate to an Employee until all required payments (including any tax liability)  have been fully made.

(xiv)              With respect to an Unapproved 102 Award, if the Employee ceases to be employed by the Company, the Employee shall extend to the Company a security or guarantee for the payment of tax due at the time of sale of Common Stocks, all in accordance with the provisions of Section 102.

Page 10/10

2018 Incentive Compensation Plan

Notice of Performance Stock Unit Grant

Participant:	Doron Blachar

Company:	Ormat Technologies, Inc.

Notice:	The Participant has been granted the following Performance Stock Units (“PSUs”) in accordance with the terms of this notice (the “Grant Notice”), the Performance Stock Unit Award Agreement attached hereto as Attachment A (the “PSU Award Agreement”, and together with the Grant Notice, this “Agreement”) and the Plan identified below.

Type of Award:	Performance Stock Units (the “PSUs”),

Capital Gain Award

Plan:	Ormat Technologies, Inc. 2018 Incentive Compensation Plan, as amended from time to time (the “Plan”)

Grant Date:	July 1, 2020

Target Number of PSUs:	_______

Performance Period:	The Performance Period begins on the Grant Date and ends on June 30, 2023 (inclusive)

Vesting Date:	The Participant will receive a benefit with respect to a PSU only if it vests. Two vesting requirements must be satisfied in order for a PSU to vest - the “Active Requirement” and the “Performance Requirement”. Except as otherwise provided in this Agreement, the PSUs will not vest if only one (or if neither) of such vesting requirements is satisfied. If both the Active Requirement and the Performance Requirement are satisfied with respect to the applicable portion of the PSUs, the vesting date (“Vesting Date”) of each such portion of PSUs will be the first date upon which both of such requirements are satisfied. For the avoidance of doubt, the Vesting Date for the portion of PSUs that satisfies the Active Requirement after the Performance Requirement is achieved will be different from the Vesting Date for the portion of PSUs that satisfied the Active Requirement prior to achievement of the Performance Requirement.

ORMAT TECHNOLOGIES, INC.

+1-775-356-9029 • ormat@ormat.com	ormat.com

Active Requirement:	The Active Requirement (and the number of Shares as to which the Active Requirement is met) will be satisfied based on the Participant’s continued employment or service, as applicable, with the Company or any Subsidiary on each date set forth in the table below:

Active Requirement	Cumulative Percentage of Total Number of Shares as to which Active Requirement is Satisfied
Second Anniversary of Grant Date	50%
Third Anniversary of Grant Date	25%
Fourth Anniversary of Grant Date	25%

Continuous employment includes any leave of absence approved by the Company or any Subsidiary. A transfer of the Participant’s employment from the Company to a Subsidiary or vice versa, or from one Subsidiary to another, without an intervening period, shall not be deemed a termination of employment or service for purposes of this Agreement.

If the Participant’s employment or service is terminated for any reason, all PSUs as to which the Active Requirement has not been satisfied as of the date of such termination shall automatically terminate upon such termination. Except as otherwise provided in Section 4 of this Agreement, any PSUs as to which the Active Requirement had been satisfied prior to an applicable termination of employment or service will remain outstanding until the satisfaction of the Performance Requirement. If the Participant’s employment or service is terminated for Cause at any time prior to the occurrence of the Vesting Date, all PSUs shall automatically be forfeited upon such termination.

Page 2/4

Performance Requirement:	The Performance Requirement for the Performance Period is based on the Company’s Relative TSR, which is the rank (by percentile) of the TSR of the Company relative to the TSR of the companies in the Peer Group, as set forth in the Award Agreement. If the Performance Requirement is not satisfied, the PSUs shall be automatically forfeited.

Acknowledgement:	The PSUs will not be deemed granted unless the Participant signs his or her name in the space provided on the enclosed copies of this Agreement and causes one signed copy to be received by the Corporate Secretary of the Company, c/o Ormat Systems Ltd., Industrial Area, P.O. Box 68, Yavne 8100 Israel (or to such other person and place as the Company may specify in writing), or by e-mail before 5:00 P.M. Eastern Time on the 3rd business day after the date of grant. If such 3rd day is a holiday in the United States or in Israel, such signed copy of this Agreement will be considered timely received if it is received by 5:00 P.M. Eastern Time on the following business day in the United States and Israel after such holiday. If the Corporate Secretary does not receive the Participant’s properly executed copy of this Agreement before such time, then, anything in this Agreement to the contrary notwithstanding, the grant of the PSUs will be deemed null and void ab initio (as of the Grant Date). The signing and delivering a copy of this Agreement will evidence the Participant’s acceptance of this Agreement.

[Signature Page Follows]

Page 3/4

the undersigned Participant acknowledges receipt of, and understands and agrees to, the terms and conditions of this Agreement and the Plan.

Ormat Technologies, Inc. By: Name: Ravit Barniv Title: Director Date:	PARTICIPANT ______________________ Name: Doron Blachar Date:

Page 4/4

Attachment A

ORMAT TECHNOLOGIES, INC.

2018 Incentive Compensation Plan

Performance Stock Unit Award Agreement

This Performance Stock Unit Award Agreement (this “PSU Award Agreement”), dated as of the Grant Date set forth in the Notice of Performance Stock Unit Grant to which this PSU Award Agreement is attached (the “Grant Notice”), is made between Ormat Technologies, Inc. and the Participant set forth in the Grant Notice.  The Grant Notice is included in and made part of this PSU Award Agreement (collectively, this “Agreement”).

1.             Definitions.  Capitalized terms used but not defined herein have the meaning set forth in the Ormat Technologies, Inc. 2018 Incentive Compensation Plan, as amended from time to time (the “Plan”).

2.             grant of psus.  Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant, pursuant to the Plan, the number of PSUs set forth in the Grant Notice.

3.             Vesting Criteria Applicable to PSUs.

(a)           Performance Period. The Performance Period for the PSUs shall commence on the Grant Date, and shall end on June 30, 2023.

(b)           Performance Requirement. The Performance Requirement for the Performance Period is based on the Company’s Relative TSR, which is the rank (by percentile) of the TSR of the Company relative to the TSR of the companies in the Peer Group, in each case, for the Performance Period, equal to the product of (i) the quotient of (a) the numeric rank of Company’s TSR relative to the Peer Group, where the lowest TSR in the Peer Group is ranked number 1, and (b) the total number of companies in the Peer Group plus 1, rounded to the nearest hundredth, and (ii) 100. All determinations under this Section 3 shall be made by the Committee. Definitions applicable to the term “Relative TSR” are set forth below:

(i)            “TSR”  shall be measured by dividing (A) the sum of (1) the dividends paid (regardless of whether paid in cash or property) on Common Stock during the Performance Period, assuming reinvestment of such dividends in such stock (based on the closing price of such stock on the ex dividend date), plus (2) the difference between the average closing price of a share of Common Stock on the principal United States exchange on which such stock trades for the twenty (20) trading days occurring immediately prior to the first day of the Performance Period (the “Beginning Average Value”) and the average closing price of a share of such stock on the principal United States exchange on which such stock trades for the twenty (20) trading days immediately prior to and including the last day of the Performance Period (appropriately adjusted for any stock dividend, stock split, spin-off, merger or other similar corporate events affecting such stock), by (B) the Beginning Average Value.

(ii)           “Peer Group” means the companies included on the Standard & Poor’s 500 Index on the first day of the Performance Period, provided, however, the Peer Group may be adjusted or changed by the Committee as circumstances warrant, including, without limitation, the following: (i) if a Peer Group company is acquired by another company, including through a management buy-out or going-private transaction, the acquired company will be removed from the Peer Group for the entire relevant period of measurement, (ii) if a Peer Group company becomes bankrupt, the bankrupt company will remain in the Peer Group, with such bankrupt companies being deemed to have a total shareholder return of negative 100% or (iii) if the Company’s or any Peer Group company’s stock splits (or if there are other similar subdivisions, consolidations or changes in such company’s stock or capitalization), such company’s stock price will be adjusted for the stock split so as not to give an advantage or disadvantage to such company by comparison to the other Peer Group companies.

(c)           Earned Percentage. Except as provided in Section 4 or Section 6 hereof, the PSUs shall be earned based on the Company’s Relative TSR Earned Percentage, as determined from the table below (with the Relative TSR Earned Percentage between the levels set forth in the table determined by linear interpolation, to the nearest one-tenth of one percent).

Relative TSR	Relative TSR Earned Percentage
Less than 35th Percentile	0%
35th Percentile	50%
55th Percentile	100%
75th Percentile and above	150%

(d)           Earned PSUs. Except as otherwise provided in this Agreement, the number of PSUs earned by the Participant (the “Earned PSUs”) shall be the product of the number of PSUs set forth in the Grant Notice multiplied by the Earned Percentage. Notwithstanding the foregoing, if the Company’s TSR for the Performance Period is negative, in no event shall the Relative TSR Earned Percentage be more than one hundred percent (100%). To the extent that the PSUs do not become Earned PSUs pursuant to this Section 3, such PSUs shall be automatically forfeited.

(e)           Active Requirement. Except as set forth in Sections 4 and 6 below, vesting of the Earned PSUs shall be subject to the Participant’s continued employment or service with the Company or any Subsidiary on the Vesting Date applicable to each portion of PSUs, as set forth in the Grant Notice.

4.           Termination of Employment. Any PSUs that have not been settled in accordance with Section 5 hereof prior to the date on which the status of employment or service of the Participant with the Company or any Subsidiary shall terminate (any such termination, “Termination of Employment”) shall be immediately and automatically forfeited upon such date, except as follows:

(a)           Termination due to Death. Upon a Termination of Employment by reason of the Participant’s death, then, notwithstanding such Termination of Employment, the Active Requirement set forth in the Grant Notice shall immediately be satisfied with respect to all outstanding and unvested PSUs and the Relative TSR Earned Percentage shall be deemed satisfied at 100%. The Earned PSUs shall be settled in accordance with Section 5 hereof.

(b)           Termination other than for Cause. Except as provided in Section 4(a) hereof, upon a Termination of Employment for any reason other than for Cause, any PSUs as to which the Active Requirement had been satisfied prior to such Termination of Employment will remain outstanding until the satisfaction of the Performance Requirement at the end of the Performance Period. In such event, the Participant shall be eligible to receive any Earned PSUs (based on the portion of PSUs that have satisfied the Active Requirement upon the Termination of Employment) that have been achieved based on the Company’s satisfaction of the Relative TSR Earned Percentage. The Earned PSUs shall be settled in accordance with Section 5 hereof.

5.           Settlement of PSUs. As soon as reasonably practicable following the Vesting Date, but in no event later than (i) March 15, 2024 with respect to the portion of PSUs that satisfied the Active Requirement prior to becoming Earned PSUs and (ii) sixty (60) days following the applicable Vesting Date (i.e. fourth (4th) anniversary of the Grant Date) for the remaining outstanding PSUs, the PSUs shall be settled and paid out, as the Committee, in its sole discretion, shall determine, subject to satisfaction of applicable tax withholding obligations with respect thereto in accordance with Section 7 of this Agreement; provided, however, that if the Participant incurs a Termination of Employment as described in Section 4(a) hereof, then such payment shall be made within sixty (60) days after the date of such Termination of Employment and such Fair Market Value shall be determined as of the date of such Termination of Employment, less applicable taxes in accordance with Section 7. Notwithstanding the foregoing provisions of this Section 5 to the contrary, if at the time of the Participant’s separation from service within the meaning of Code Section 409A, the Participant is a “specified employee” within the meaning of Code Section 409A, any payment hereunder that constitutes a “deferral of compensation” under Code Section 409A and that would otherwise become due on account of such separation from service shall be delayed, and payment shall be made in full upon the earlier to occur of (a) a date during the 31-day period commencing six months and one day following such separation from service and (b) the date of the Participant’s death.

6.          Change in Control. Notwithstanding Sections 3 and 5 hereof, in the event a Change in Control occurs prior to the settlement of the PSUs in accordance with Section 5 of this Agreement, and provided that the PSUs have not been forfeited pursuant to Section 4 prior to the date of such Change in Control, then:

(a)           PSUs are not Assumed or Replaced. If upon the occurrence of a Change in Control, the Participant’s PSUs are not converted, assumed, or replaced by a successor with an economically equivalent award, then the Active Requirement set forth in the Grant Notice shall immediately be satisfied with respect to all outstanding and unvested PSUs, and the number of Earned PSUs shall be equal to the product of (A) the number of PSUs set forth in the Grant Notice multiplied by (B) the Relative TSR Earned Percentage, with such percentage determined by using the greater of (i) target level of achievement (100%) and (ii) actual level of achievement (as determined by the Committee, in its sole discretion, as constituted immediately prior to the Change in Control). The PSUs shall be settled within sixty (60) days following the consummation of the Change in Control.

(b)           PSUs are Assumed or Replaced. Except as otherwise provided in an employment agreement between the Participant and the Company or any Subsidiary, if upon the occurrence of a Change in Control, the Participant’s PSUs are converted, assumed, or replaced by a successor with an economically equivalent award, then the outstanding and unvested PSUs shall convert to a restricted stock unit (“RSU”) award and such RSUs shall only remain subject to the Active Requirement set forth in the Grant Notice, with the number of converted RSUs to be calculated based on the product of (A) the number of PSUs set forth in the Grant Notice multiplied by (B) the Relative TSR Earned Percentage, with such percentage determined by using the greater of (i) target level of achievement (100%) and (ii) actual level of achievement (as determined by the Committee, in its sole discretion, as constituted immediately prior to the Change in Control). The converted RSUs shall be settled in accordance with Section 5 of this Agreement.

7.           Taxes.  If and to the extent federal income tax withholding (and state and local income tax withholding, if applicable) may be required by the Company in respect of taxes on income realized by the Participant upon or after payment or settlement of any portion of the PSUs, or upon disposition of any shares of Common Stock acquired through the payment or settlement of any PSUs, the Company may withhold such required amounts from the Participant’s future paychecks or may require that the Participant deliver to the Company the amounts to be withheld. The Participant may also pay the minimum required federal income tax withholding (and state and local income tax withholding, if applicable) by electing either to have the Company withhold a portion of the shares of Common Stock otherwise issuable upon payment or settlement of the PSUs, or to deliver other shares of Common Stock owned by the Participant, in either case having a fair market value (on the date that the withholding amount is to be determined) of the minimum amount required to be withheld, provided that the election will be irrevocable and will be subject to such rules as the Committee may adopt. The Company or any Subsidiary may, in the discretion of the Committee, provide for alternative arrangements to satisfy applicable tax withholding requirements in accordance with Section 21 of the Plan.  The provisions specified in Annex A attached hereto shall apply only to Participants who are residents of the state of Israel or those who are deemed to be residents of the state of Israel for the payment of applicable tax. Regardless of any action the Company or any Subsidiary takes with respect to any or all tax withholding obligations, the Participant acknowledges that the ultimate liability for all such taxes is and remains the Participant’s responsibility (or that of the Participant’s beneficiary).

8.           Dividend Equivalents. No dividend equivalents shall be payable or accumulated in respect of the number of PSUs set forth in the Grant Notice

9.            No Rights as a Shareholder Prior to Issuance of Shares.  Neither the Participant nor any other person shall become the beneficial owner of the shares of Common Stock underlying the PSUs, nor have any rights to dividends, Dividend Equivalents or other rights as a shareholder with respect to any such shares of Common Stock, until and after such shares of Common Stock, if any, have been actually issued to the Participant and transferred on the books and records of the Company or its agent in accordance with the terms of the Plan and this Agreement.

10.          Transferability.  The PSUs shall not be transferable otherwise than by will or the laws of descent and distribution; provided, however, that the Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Company and may, from time to time, amend or revoke such designation, and, in the event of the Participant’s death, any payment due under Section 5 of this Agreement shall be made to the most recently designated such beneficiary, and if no designated beneficiary survives the Participant, any such payment shall be made to the executor or administrator of the Participant’s estate. Any transferred PSUs shall continue to be subject to the terms and conditions of this Agreement.

11.          No Right to Continued Employment or Service.  Neither the PSUs nor any terms contained in this Agreement shall confer upon the Participant any rights or claims except in accordance with the express provisions of the Plan and this Agreement, and shall not give the Participant any express or implied right to be retained in the employment or service of the Company or any Subsidiary for any period, or in any particular position or at any particular rate of compensation, nor restrict in any way the right of the Company or any Subsidiary, which right is hereby expressly reserved, to modify or terminate the Participant’s employment or service at any time for any reason.  The Participant acknowledges and agrees that any right to Earned PSUs is earned only by continuing as an employee, director or consultant of the Company or any Subsidiary at the will of the Company or such Subsidiary and satisfaction of other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being hired or being granted the PSUs hereunder.

12.          The Plan.  By accepting any benefit under this Agreement, the Participant and any person claiming under or through the Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and this Agreement and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan.  This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such rules, policies and regulations as may from time to time be adopted by the Committee.  In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly.  A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company at the address set forth in Section 14 of this Agreement.

13.          Compliance with Securities Laws. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any shares of Common Stock or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law.  It is intended that the shares of Common Stock underlying the PSUs shall be registered under the Securities Act of 1933, as amended (the “1933 Act”).  If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the 1933 Act (“Rule 144”), the Participant may not sell the shares of Common Stock except in compliance with Rule 144.  Any certificates representing shares of Common Stock issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the shares of Common Stock as the Company deems appropriate to comply with federal and state securities laws (and if the shares of Common Stock are evidenced on a noncertificated basis, the shares of Common Stock shall be subject to similar stop transfer instructions).  The Participant acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Participant wishes to sell the shares of Common Stock or other conditions under Rule 144 which are required of the Company.  If so, the Participant understands that the Participant will be precluded from selling the securities under Rule 144 even if the one-year holding period (or any modification thereof under Rule 144) of Rule 144 has been satisfied. Prior to the Participant’s acquisition of the shares of Common Stock, the Participant acquired sufficient information about the Company to reach an informed knowledgeable decision to acquire such securities.  The Participant has such knowledge and experience in financial and business matters as to make the Participant capable of utilizing said information to evaluate the risks of the prospective investment and to make an informed investment decision.  The Participant is able to bear the economic risk of his or her investment in the shares of Common Stock.  The Participant agrees not to make, without the prior written consent of the Company, any public offering or sale of the shares of Common Stock although permitted to do so pursuant to Rule 144(k) promulgated under the 1933 Act, until all applicable conditions and requirements of Rule 144 (or registration of the shares of Common Stock issued pursuant to this Agreement under the 1933 Act) and this Agreement have been satisfied.  The Participant further agrees hereby that, as a condition to the issuance of shares upon settlement of the PSUs, the Participant will enter into and perform any underwriter’s lock-up agreement requested by the Company from time to time in connection with public offerings of the Company’s securities.

14.          Notices.  All notices required to be given under this Agreement or the Plan shall be in writing and delivered in person or by registered or certified mail, postage prepaid, to the other party, in the case of the Company, at the address set forth in the Grant Notice, or, in the case of the Participant, at the Participant’s address set forth in the Company’s records; provided, however, any such notice to the Participant may be delivered electronically to the Participant’s email address set forth in the Company’s records. Each party to this Agreement agrees to inform the other party immediately upon a change of address. All notices shall be deemed delivered when received.

15.          Adjustments/Changes in Capitalization. The shares of Common Stock underlying the PSUs are subject to the adjustment provisions set forth in Section 18 of the Plan.

16.          Clawback. The PSUs are subject to recoupment in accordance with Section 16(i) of the Plan and any other recoupment or clawback policy adopted by the Company, or as agreed with the Participant.

17.          Other Plans.  The Participant acknowledges that any income derived from the PSUs shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Subsidiary.

18.          Entire Agreement and Amendments. This Agreement and the Plan contain the entire agreement of the parties relating to the matters contained herein and supersede all prior agreements and understandings, oral or written, between the parties with respect to the subject matter hereof. This Agreement may be amended in accordance with Section 19 of the Plan.

19.          Binding Effect. The terms and conditions hereunder shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of the Participant, including, without limitation, the Participant’s estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy, or representative of creditors of the Participant.  This Agreement shall be binding upon and inure to the benefit of any successors to the Company.

20.          Severability. If any provision of this Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by the decision of any arbitrator or by decree of a court of last resort, the parties shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable to preserve the original intent of this Agreement to the extent legally possible, but all other provisions of this Agreement shall remain in full force and effect.

21.          Electronic Delivery and Signatures. The Company may, in its sole discretion, decide to deliver any documents related to the PSUs, this Agreement or to participation in the Plan or to future grants that may be made under the Plan by electronic means or to request the Participant's consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. If the Company establishes procedures of an electronic signature system for delivery and acceptance of Plan documents (including this Agreement or any Award Agreement like this Agreement), the Participant hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

22.          Governing Law.  The execution, validity, interpretation, and performance of this Agreement shall be governed by, and construed in accordance with, Delaware law applied without giving effect to any conflicts-of-law principles, except to the extent pre-empted by federal law.

23.          Section 409A. This Agreement and delivery of shares of Common Stock under this Agreement are intended to be exempt from or to comply with Section 409A of the Code and shall be administered and construed in accordance with such intent. In furtherance, and not in limitation, of the foregoing: (a) in no event may the Participant designate, directly or indirectly, the calendar year of any payment to be made hereunder; and (b) notwithstanding any other provision of this Agreement to the contrary, a termination of employment hereunder shall mean and be interpreted consistent with a “separation from service” within the meaning of Code Section 409A with respect to any payment hereunder that constitute a “deferral of compensation” under Code Section 409A that becomes due on account of such separation from service. Notwithstanding any provision of the Plan to the contrary, in no event shall the Company or any Subsidiary be liable to the Participant on account of this Agreement’s failure to (a) qualify for favorable U.S. or foreign tax treatment or (b) avoid adverse tax treatment under U.S. or foreign law, including, without limitation, Section 409A of the Code.

ORMAT TECHNOLGIES INC.

(the "Company")

2018- INCENTIVE COMPENSATION PLAN

ANNEX A - TAX WITHOLDING FOR ISRAELI EMPLOYEES

Tax Withholding For Israeli Employees - The provisions specified hereunder shall apply only to Eligible Individuals who are residents of the state of Israel or those who are deemed to be residents of the state of Israel for the payment of applicable tax (such persons, “Israeli Participants”). All defined terms terms shall have the meaning ascribed to them in the Plan, unless the context requires otherwise.

(i)      For the purposes of this Annex A, the following terms shall have the following meanings:

●	“Affiliate” means any “employing company” within the meaning of Section 102(a) of the Ordinance.

●	“Approved 102 Award” means an Award granted pursuant to Section 102(b) of the Ordinance and/or additional rights issued with respect thereto, including, but not limited to, bonus shares, and held in trust by a Trustee for the benefit of the Employee.

●	"Award" shall have the meaning ascribed to it in the Plan; provided, however, that for the purposes of Sections 102 or 3(i) of the Ordinance, Awards shall not be settled in cash.

●	"Award Agreement" shall have the meaning ascribed to it in the Plan; provided, however, that for the purposes of Section 102 of the Ordinance, an electronic acceptance may be used only pursuant to a tax ruling to be obtained, if so required by applicable law.

●	“Capital Gain Award" (or "CGA)” means an Approved 102 Award elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(3) of the Ordinance.

●	“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

●	“Employee” means a person who is employed by the Company or an Affiliate, including an individual who is serving as a director or an office holder, but excluding any Controlling Shareholder, all as determined in Section 102 of the Ordinance.

●	“ITA” means the Israeli Tax Authority.

●	“Ordinary Income Award"("OIA") means an Approved 102 Award elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

●	“Ordinance” means the Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

●	“Rules” means the Israeli Income Tax Rules (Tax Relief in Issuance of Shares to Employees) 2003.

●	“Section 102” means Section 102 of the Ordinance and any regulations, Rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

●	“Trustee” means any individual or trust company appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

●	“Unapproved 102 Award” means an Award granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

(ii)     Any tax liability, of any kind due to the Plan, or resulting from it (including, without derogating from the aforementioned, income tax, capital gains tax, social security, surtax and health tax), and any other obligatory payment applicable as a result of the grant of the right, its exercise and Employee's receipt of Common Stock as a result of such exercise or the sale of underlying Common Stock (the "Common Stocks”), will be fully borne by the Employee.

(iii)    The Company recommends that Employee consults with professional advisors and consider the tax implications, including the result of the application of Section 102, of the grant of the right, of its exercise and of the receipt of any Shares.

(iv)    Despite of anything to the contrary in the Plan, with respect to any Approved 102 Award, subject to the provisions of Section 102, an Employee shall not sell, release, assign, transfer or give as collateral or any right with respect to them given to any third party whatsoever (collectively “Transfer”) from trust any Share received upon the exercise of an Approved 102 and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Minimal Restriction Period (as defined below) required under Section 102. Notwithstanding the above, if any such sale or other Transfer occurs during the Minimal Restriction Period, the sanctions under Section 102 shall apply to and shall be borne solely by such Employee.

(v)     In accordance with the provisions of Section 102, the Trustee will hold the right in trust for the benefit of the Employee until the right is exercised, if at all (or until the termination of the exercise period, to the extent the right remains unexercised, as applicable).  Consequently, the Trustee will hold the right and/or the shares of Common Stock (including any stock dividend or shares of Common Stock derived from issuance of rights exercised during the right’s exercise period) in trust for the benefit of the Employee for the period set forth in Section 102 and the Rules. Such period is on the date of adoption of this Plan at least (i) in the case of a CGA, 24 months from the date on which the right is granted and deposited with the Trustee; or (ii) in the case of an OIA-, 12 months from the date on which the Right is granted and deposited with the Trustee (the “Minimal Restriction Period”), and will not transfer the right and the shares of Common Stock to the Employee prior to the full payment of the applicable taxes.  Transfer of the shares of Common Stock from the Trustee to the Employee or their sale by the Trustee prior to the lapse of the Minimal Restriction Period, might involve tax implications (which the Employee should consider prior to taking any such action).

(vi)    The Company was engaged with the Trustee with respect to the Awards, rights and Common Stocks (the “Trust Agreement”) and the provisions of the Trust Agreement will apply and obligate any Employee who receives rights under the Plan.  The main provisions of the Trust Agreement are: (i) the Company will not grant Awards and rights to its Employees but will grant them to the Trustee who will hold them for at least the Minimal Restriction Period; (ii) during the Minimal Restriction Period, the Awards, rights and Common Stocks will not be transferable; and (iii) after termination of the Minimal Restriction Period, the Employee will be entitled to demand that the Trustee transfer the Common Stocks to the Employee’s name, provided either: (A) the tax applicable to the Employee under Section 102 has been paid and the Trustee holds a confirmation for the payment issued by the ITA; or (B) the Trustee has transferred to the ITA the appropriate percentage amount (determined in accordance with the applicable tax rate) of the consideration received by it for the sale of the Common Stocks, on account of the applicable tax.  The Plan and the Trust Agreement will apply to any stock dividends and/or rights granted to the Employee, mutatis mutandis.

(vii)   The Company has undertaken not to grant and Awards and rights to Employees under Section 102, unless it received a confirmation from the Employee that the Employee undertakes vis-a-vis the ITA not to exercise the Awards and rights prior to the termination of the Minimal Restriction Period (unless he or she pays all applicable tax).

(viii)  The transfer of the Common Stocks from the Trustee to the Employee or their sale by the Trustee for the benefit of the Employee, all in accordance with the Employee’s order, is possible and may be done in accordance and under the rules, conditions and arrangements to be agreed between the Company and the Trustee and in accordance and subject to applicable law and arrangements (if existing) with the tax authorities.

(ix)    The provisions of Section 102 will apply to the Awards and rights to be granted to the Employees, (i.e., grant to and deposit with the Trustee for the benefit of the Employee), in the capital gain tax route.  Any tax liability to the Employee will occur upon the earlier of the time the Common Stocks will be transferred from the Trustee to the Employee or sold by the Trustee, without any tax event occurring on the date of grant of the Award.

(x)     In accordance with Section 12(c)(ix) above, and since the Company has chosen the capital gains tax route, as specified in Section 102, any income resulting from the realization of the benefit by the Employee will be deemed as a capital gain and will be taxed on the date of the tax event at the applicable tax rate of 25%, excluding the portion of the income equaling the difference between the exercise price of the Award, if applicable, and the average price of the Common Stock during the 30 trading days prior to the date of grant, which will be deemed as working income and will be subject to income tax, according to the rate applicable to the Employee, and social security tax and health tax – all provided that all of the provisions of the capitl gains tax route are met.

(xi)    With regards to Approved 102 Awards , the provisions of the Plan shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit and/or any pre-rulings obtained by the ITA, and the said provisions, permit and/or pre-rulings shall be deemed an integral part of the Plan.  Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan, shall be considered binding upon the Company and the Employees.

(xii)   Any tax consequences arising from the grant or exercise of any Award, from the grant of right and/or the underlying Common Stocks, from the payment for stocks covered thereby or from any other event or act (of the Company, and the Trustee or the Employee), hereunder, shall be borne solely by the Employee. The Company and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source.  Furthermore, the Employee shall agree to indemnify the Company and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Employee.

(xiii)  The Company and/or, when applicable, the Trustee shall not be required to release any stock certificate to an Employee until all required payments (including any tax liability)  have been fully made.

(xiv)              With respect to an Unapproved 102 Award, if the Employee ceases to be employed by the Company, the Employee shall extend to the Company a security or guarantee for the payment of tax due at the time of sale of Common Stocks, all in accordance with the provisions of Section 102.

Annex C

General Approval Regarding Payments By Employers To A Pension Fund And Insurance Fund In Lieu Of Severance Payunder The Severance Pay Law, 5723-1963

להלן נוסח משולב של האישור הכללי מיום 9.6.1998 כפי שהתפרסם בילקוט הפרסומים 4659 ביום 30.6.1998, כפי שתוקן ביום 23.8.1999 והתפרסם בילקוט הפרסומים 4803 ביום 19.9.1999 וכפי שתוקן ופורסם בילקוט הפרסומים 4970 ביום 12.3.2001:

בתוקף סמכותי לפי סעיף 14 לחוק פיצויי פיטורים, התשכ"ג - 1963 (להלן - החוק), אני מאשר כי תשלומים ששילם מעביד החל ביום פרסומו של אישור זה, בעד עובדו לפנסיה מקיפה בקופת גמל לקיצבה שאינה קופת ביטוח כמשמעותה בתקנות מס הכנסה (כללים לאישור ולניהול קופות גמל), התשכ"ד - 1964 (להלן - קרן פנסיה), או לביטוח מנהלים הכולל אפשרות לקיצבה או שילוב של תשלומים לתכנית קיצבה ולתוכנית שאינה לקיצבה בקופת ביטוח כאמור (להלן - קופת ביטוח), לרבות תשלומים ששילם תוך שילוב של תשלומים לקרן פנסיה ולקופת ביטוח, בין אם יש בקופת הביטוח תכנית לקיצבה ובין אם לאו (להלן - תשלומי המעביד), יבואו במקום פיצויי הפיטורים המגיעים לעובד האמור בגין השכר שממנו שולמו התשלומים האמורים ולתקופה ששולמו (להלן - השכר המופטר), ובלבד שנתקיימו כל אלה:

(1) תשלומי המעביד -

(א) לקרן פנסיה אינם פחותים מ-% 1/3 14 מן השכר המופטר או 12% מן השכר המופטר אם משלם המעביד בעד עובדו בנוסף לכך גם תשלומים להשלמת פיצויי פיטורים לקופת גמל לפיצויים או לקופת ביטוח על שם העובד בשיעור של % 1/3 2 מן השכר המופטר. לא שילם המעביד בנוסף ל-12% גם % 1/3 2 כאמור, יבואו תשלומיו במקום 72% מפיצויי הפיטורים של העובד, בלבד;

(ב) לקופת ביטוח אינם פחותים מאחד מאלה:

(1) % 1/3 13 מן השכר המופטר, אם משלם המעביד בעד עובדו בנוסף לכך גם תשלומים להבטחת הכנסה חודשית במקרה אבדן כושר עבודה, בתכנית שאישר הממונה על שוק ההון ביטוח והסכון במשרד האוצר, בשיעור הדרוש להבטחת 75% מן השכר המופטר לפחות או בשיעור של % ½ 2 מן השכר המופטר, לפי הנמוך מביניהם (להלן - תשלום לביטוח אבדן כושר עבודה);

(2) 11% מן השכר המופטר, אם שילם המעביד בנוסף גם תשלום לביטוח אבדן כושר עבודה, ובמקרה זה יבואו תשלומי המעביד במקום 72% מפיצויי הפיטורים של העובד, בלבד; שילם המעביד בנוסף לאלה גם תשלומים להשלמת פיצויי פיטורים לקופת גמל לפיצויים או לקופת ביטוח על שם העובד בשיעור של % 1/3 2 מן השכר המופטר, יבואו תשלומי המעביד במקום 100% פיצויי הפיטורים של העובד.

(2) לא יאוחר משלושה חודשים מתחילת ביצוע תשלומי המעביד נערך הסכם בכתב בין המעביד לבין העובד ובו:

(א) הסכמת העובד להסדר לפי אישור זה בנוסח המפרט את תשלומי המעביד ואת קרן הפנסיה וקופת הביטוח, לפי הענין; בהסכם האמור ייכלל גם נוסחו של אישור זה;

(ב) ויתור המעביד מראש על כל זכות שיכולה להיות לו להחזר כספים מתוך תשלומיו, אלא אם כן נשללה זכות העובד לפיצויי פיטורים בפסק דין מכח סעיפים 16 או 17 לחוק ובמידה שנשללה או שהעובד משך כספים מקרן הפנסיה או מקופת הביטוח שלא בשל אירוע מזכה; לענין זה, "אירוע מזכה" - מות, נכות או פרישה בגיל ששים או יותר.

(3) אין באישור זה כדי לגרוע מזכותו של עובד לפיצויי פיטורים לפי החוק, הסכם קיבוצי, צו הרחבה או חוזה עבודה, בגין שכר שמעבר לשכר המופטר.

אליהו ישי

שר העבודה והרווחה

Annex D - Form of the Company's Indemnification Agreement

ORMAT TECHNOLOGIES, INC.

INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT, made as of ____________, 20XX between Ormat Technologies, Inc., a Delaware corporation (the “Company”), and Mr. _____________________ (the “Indemnitee”).

WHEREAS, the Company is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations unless they are protected by adequate indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

WHEREAS, the statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors and officers with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take;

WHEREAS, plaintiffs often seek damages in such large amounts and the costs of litigation may be so great (whether or not the case is meritorious), that the defense and/or settlement of such litigation is usually beyond the personal resources of directors and officers;

WHEREAS, based upon their experience as business managers, the Board of Directors has concluded that, to retain and attract talented and experienced individuals to service as officers and directors of the Company and its Subsidiaries (as defined below in Section 1) and to encourage such individuals to take the business risks necessary for the success of the Company and its Subsidiaries, it is necessary for the Company to contractually indemnify its directors and certain of its officers, and the directors and certain of the officers of its Subsidiaries, and to assume for itself maximum liability for expenses and damages in connection with claims against such officers and directors in connection with their service to the Company and its Subsidiaries, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Company and its Subsidiaries and the Company's stockholders;

WHEREAS, the Indemnitee is a member of the Board of Directors of the Company and/or an officer of the Company and its Subsidiaries and in such capacity is performing a valuable service for the Company;

WHEREAS, the Company’s Amended and Restated By-laws (the “By-laws”) provide for indemnification to the fullest extent permitted by the Delaware General Corporation Law from time to time in effect (provided that in the case of any subsequent amendment or interpretation only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were previously permitted prior thereto) (the "Indemnification Statute");

WHEREAS, the Indemnification Statute provides that the indemnification rights provided thereunder are not exclusive, and that agreements may be entered into between the Company and members of its Board of Directors and officers with respect to indemnification; and

WHEREAS, the Company deems it desirable and in its best interests for it to enter into this contract with the Indemnitee.

NOW, THEREFORE, the parties hereto agree as follows:

1.       Mandatory Indemnification.  The Company shall, to the fullest extent allowed by applicable law (including the indemnification permitted by Section 145 of the Delaware General Corporation Law ("DGCL")) indemnify and hold harmless the Indemnitee from and against any and all expenses (including reasonable attorneys’ fees), amounts paid or incurred in satisfaction of settlements, judgments, fines, penalties, liabilities and similar or related items incurred or suffered or threatened to be incurred or suffered in any pending, threatened or completed actions, suits or proceedings, whether civil, criminal, administrative, arbitrative or investigative (including any appeal therein and any inquiry or investigation which could lead to such suit, action or procedure) by reason of the Indemnitee's being or having been (or to the fullest extent permitted by law otherwise related to the fact that he is or was) (a) a director, officer, employee or agent of the Company or of any constituent corporation absorbed by the Company in a consolidation or merger or (b) a director, officer, trustee, employee or agent of any direct or indirect subsidiary of the Company (collectively, “Subsidiary”) or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or entity of any kind or nature (collectively, including such Subsidiaries, “Other Enterprises”), at which the Indemnitee served in such capacity at the request of the Company or any such constituent corporation (collectively, “Proceedings”).  To the fullest extent permitted by applicable law, the Indemnitee shall be entitled to a conclusive presumption that any service as a director, officer, employee or agent for a Subsidiary was at the request of the Company, and the confirmation in any one or more instances that such service was at the request of the Company shall not alter such conclusive presumption.  The foregoing right to indemnification applies to any Proceeding in which the Indemnitee is made, or is threatened to be made, a party.  It is understood that the Company shall not be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful. In this respect, the Indemnitee has been advised that the Securities and Exchange Commission takes the position that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable.  In addition, notwithstanding anything else in this Agreement, the indemnification provided hereunder to any Indemnitee who is also an officer or director of or controlling party in Ormat Industries Ltd. shall be subject to the same limitations on such indemnification as are applicable to the indemnification provided to such person by Ormat Industries Ltd.

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2.       Indemnification as Witness.  Notwithstanding any other provision of this Agreement, to the extent the Indemnitee is, by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of the Company or Other Enterprises, a witness in any proceeding, the Indemnitee shall be indemnified against any and all expenses actually and reasonably incurred by or for the Indemnitee in connection therewith.

3.       Mandatory Advancement of Expenses.  The Company shall to the fullest extent permitted by the Section 145 of the DGCL advance all costs and expenses (including attorneys’ fees and expenses) incurred by the Indemnitee with respect to any one or more Proceedings, whether civil, criminal, administrative or investigative.  The Indemnitee hereby agrees to repay such costs and expenses if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company under the DGCL.  Such mandatory obligation to advance costs and expenses shall, to the extent permitted by law, include costs and expenses incurred in asserting affirmative defenses, counterclaims and cross-claims.  The advances to be made hereunder shall be paid by the Company to the Indemnitee within ten (10) days following delivery of a written request therefore by the Indemnitee to the Company.

4.       Continuation of Indemnification.  All obligations of the Company hereunder shall continue during the period the Indemnitee is a director, officer, employee or agent of the Company (or is serving at the request of the Company as a director, officer, employee, trustee or agent of any Other Enterprise) and shall continue thereafter so long as the Indemnitee shall be subject to any possible Proceeding by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of the Company or is or was serving on behalf of any Other Enterprise in any capacity referred to in Paragraph 1 hereof.

5.       Procedural Requirements.

          (a)    Notice by Indemnitee.  The Indemnitee shall, as a condition precedent to the Indemnitee's right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claims made against such Indemnitee for which such Indemnittee believes that indemnification with respect thereto may be sought from the Company under this Agreement.  Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement or such other address as the Company shall designate in writing to the Indemnitee.

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          (b)    Notice to Insurer.  If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 5(a) above, the Company has in effect an insurance policy or policies providing directors' and officers' liability insurance, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter make all commercially relevant efforts to take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

          (c)    Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee.  The Indemnitee shall execute all documents required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company to effectively bring suit to enforce such rights.

          (d)   Selection of Counsel.  In the event the Company shall be obligated hereunder to pay the expenses of any claims, the Company, if appropriate, shall be entitled to assume the defense of such claims with counsel approved by the Indemnitee (such approval not to be unreasonably withheld), upon the delivery to such Indemnitee of written notice of its election so to do.  After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to such Indemnitee under this Agreement for any fees of any other counsel subsequently incurred by such Indemnitee with respect to the same claims, provided that (i) the Indemnitee shall have the right to employ counsel in any such claims at such Indemnitee's expense and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and such Indemnitee in the conduct of such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such claims, then the fees and expenses of the Indemnitee's counsel shall be at the expense of the Company.

6.       Non-Exclusive Provisions Re: Indemnification and Advancement.  The indemnification against settlements, judgments, expenses and other matters and the advancement of costs and expenses provided for in this Agreement shall not be deemed exclusive of any other rights to indemnification and/or advancement which the Indemnitee may be entitled under any agreement, any vote of stockholders and/or disinterested directors, the Company’s Amended and Restated Certificate of Incorporation or Restated By-laws, or otherwise.

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7.       Exceptions.

          (a)    Claims Initiated by Indemnitee.  Notwithstanding any other provision herein to the contrary, the Company shall not be obligated under the terms of this Agreement to indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and by way of defense or counterclaims asserted by Indemnitee in a proceeding brought against Indemnitee, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under the DGCL, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate.

          (b)    Lack of Good Faith.  Notwithstanding any other provision herein to the contrary, the Company shall not be obligated under the terms of this Agreement to indemnify the Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was frivolous or made in bad faith.

          (c)    Unauthorized Settlements.  Notwithstanding any other provision herein to the contrary, the Company shall not be obligated under the terms of this Agreement to indemnify the Indemnitee for any amount paid in settlement of a proceeding effected without the prior written consent of the Company.  The Company agrees not to unreasonably withhold its consent to any settlement.

          (d)   No Duplicative Payment.  The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Imdemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

          (e)    Claims under Section 16(b).  Notwithstanding any other provision herein to the contrary, the Company shall not be obliged to indemnify the Indemnitee for expenses and the payments of profits arising from the purchase and sale by the Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

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8.       Burden of Proof.  In making a determination with respect to the Indemnitee's right to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

9.       Other Provisions.

          (a)    Enforcement of Rights.  It is understood that the parties intend this Agreement to be interpreted and enforced so as to provide indemnification and advancement of expenses to the Indemnitee to the fullest extent permitted by applicable law as then in effect.  Without limiting the generality of Section 1 hereof or the preceding sentence, if the Indemnitee is successful in any material respect in bringing any action to enforce any rights under this Agreement, the Indemnitee shall, to the fullest extent permitted by law, be entitled to recover all reasonable fees and expenses in bringing and pursuing such action.  In addition, the Indemnitee may in his sole discretion apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

          (b)    Severability.  If any provision of this Agreement or the application thereof to any entities or individuals (“Persons”) or circumstance(s) shall be invalid or unenforceable to any extent, (i) the remainder of this Agreement and the application of such provision to other Persons or circumstance(s) shall not be effected thereby; and (ii) each such provision shall be enforced to the greatest extent permitted by law.

          (c)    Construction.  Use of the words “hereby,” “herein,” “hereto,” “hereof,” “hereunder,” and similar words, shall be deemed to refer to this Agreement in its entirety, and not solely to the Section or Subsection in which any such word appears; “including,” “includes,” or “include” shall mean “including but not limited to,” “includes but is not limited to,” and “include but not limited to.”  All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa.  Titles of Sections are for convenience only, and shall not modify rights and obligations created by this Agreement.

          (d)   Survival Successors and Assigns.  The Indemnitee's rights under this Agreement shall continue after the Indemnitee has ceased to serve as a director or an officer of the Company.  This Agreement shall be binding on and inure to the benefit of successors, assigns, legatees, distributees, heirs, executors, guardians, administrators, estates and other legal representatives.

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          (e)    Modification.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instruction in writing, signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

          (f)    Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one Agreement.  It shall not be necessary that any counterpart be signed by the parties so long as each Party shall have executed a counterpart.

          (g)    Entire Agreement.  This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations between the parties, written or oral, which may relate to the subject matter hereof; provided, that the provisions of this Agreement are supplementary to, and not in place of any provisions relating to indemnification and/or liability of directors and officers contained in the Company’s Amended and Restated Certificate of Incorporation and Restated By-Laws and rights and remedies provided under any insurance policy.

          (h)    Governing Law.  This Agreement shall be governed by and construed according to the laws of the State of Delaware, without giving effect to principles of conflicts of law in Delaware.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

ORMAT TECHNOLOGIES, INC.

By:
Name:
Title:
Address:

INDEMNITEE

Name:

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